                                                                    EXHIBIT 4.11


                            GLOBAL CREDIT AGREEMENT


                          Dated as of March 18, 1997


                                     among

                         United Meridian Corporation,

                          UMC Petroleum Corporation,

                           The Chase Manhattan Bank,
                           as Administrative Agent,

                  Morgan Guaranty Trust Company of New York,
                             as Syndication Agent,

                          NationsBank of Texas, N.A.
                                      and
                               Societe Generale,
                           as Documentation Agents,


                                Banque Paribas,
                            Wells Fargo Bank, N.A.,
                                      and
                            Colorado National Bank,
                                 as Co-Agents,

                                      and

                 The Lenders Now or Hereafter Signatory Hereto

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                      ----

                                  Article I
                      Definitions and Accounting Matters


     Section 1.01  Terms Defined Above...............................   -1-
     Section 1.02  Certain Defined Terms.............................   -2-
     Section 1.03  Accounting Terms and Determinations...............  -20-

                                  Article II
                                 Commitments

     Section 2.01  Loans and Letters of Credit.......................  -21-
     Section 2.02  Borrowings, Continuations and Conversions;
                    Issuance of Letters of Credit....................  -23-
     Section 2.03  Changes of Commitments............................  -26-
     Section 2.04  Facility Fee and Other Fees.......................  -28-
     Section 2.05  Lending Offices...................................  -29-
     Section 2.06  Several Obligations...............................  -29-
     Section 2.07  Notes.............................................  -29-
     Section 2.08  Prepayments.......................................  -30-
     Section 2.09  Borrowing Base....................................  -31-

                                 Article III
                      Payments of Principal and Interest

     Section 3.01  Repayment of Loans................................  -35-
     Section 3.02  Interest..........................................  -35-

                                  Article IV
               Payments; Pro Rata Treatment; Computations; Etc.

     Section 4.01  Payments..........................................  -36-
     Section 4.02  Pro Rata Treatment................................  -37-
     Section 4.03  Computations......................................  -37-
     Section 4.04  Non-receipt of Funds by the
                    Administrative Agent.............................  -37-
     Section 4.05  Sharing of Payments, Etc..........................  -38-
     Section 4.06  Assumption of Risks...............................  -39-
     Section 4.07  Obligation to Reimburse and to Prepay.............  -39-
     Section 4.08  Obligations for Letters of Credit.................  -41-

                                  Article V
                       Yield Protection and Illegality

     Section 5.01  Additional Costs..................................  -41-
     Section 5.02  Limitation on Eurodollar Loans....................  -43-
     Section 5.03  Illegality........................................  -43-
     Section 5.04  Base Rate Loans pursuant to
                    Sections 5.01, 5.02 and 5.03.....................  -43-
     Section 5.05  Compensation......................................  -43-
     Section 5.06  Additional Cost in Respect of Tax.................  -44-
     Section 5.07  Avoidance of Taxes and Additional Costs...........  -45-
     Section 5.08  Lender Tax Representation.........................  -46-
     Section 5.09  Limitation on Right to Compensation...............  -46-

                                  Article VI
                              Conditions Precedent

     Section 6.01  Initial Loan......................................  -46-
     Section 6.02  Subsequent Loans and Letters of Credit............  -48-
     Section 6.03  Conditions Relating to Letters of Credit..........  -49-

                                 Article VII
                        Representations and Warranties

     Section 7.01  Corporate Existence...............................  -49-
     Section 7.02  Financial Condition...............................  -50-
     Section 7.03  Litigation........................................  -50-
     Section 7.04  No Breach.........................................  -50-
     Section 7.05  Corporate Action..................................  -51-
     Section 7.06  Approvals.........................................  -51-
     Section 7.07  Use of Loans......................................  -51-
     Section 7.08  ERISA.............................................  -51-
     Section 7.09  Taxes.............................................  -51-
     Section 7.10  Insurance.........................................  -52-
     Section 7.11  Titles, etc.......................................  -52-
     Section 7.12  No Material Misstatements.........................  -52-
     Section 7.13  Investment Company Act............................  -52-
     Section 7.14  Public Utility Holding Company Act................  -52-
     Section 7.15  Subsidiaries and Partnerships.....................  -53-
     Section 7.16  Location of Business and Offices..................  -53-
     Section 7.17  Rate Filings......................................  -53-
     Section 7.18  Environmental Matters.............................  -53-
     Section 7.19  Defaults..........................................  -54-
     Section 7.20  Compliance with the Law...........................  -54-
     Section 7.21  Designated Contracts..............................  -54-

                                 Article VIII
                             Affirmative Covenants

     Section 8.01  Financial Statements..............................  -55-
     Section 8.02  Litigation........................................  -58-
     Section 8.03  Corporate Existence, Etc..........................  -58-
     Section 8.04  Environmental Matters.............................  -59-
     Section 8.05  Engineering Reports...............................  -59-
     Section 8.06  Material Subsidiaries.............................  -60-
     Section 8.07  Stock of Subsidiaries.............................  -61-
     Section 8.08  Further Assurances................................  -61-
     Section 8.09  Additional Security Instruments...................  -61-
     Section 8.10  International Component...........................  -61-
     Section 8.11  Designated Contracts..............................  -62-
     Section 8.12  North American Expenditures.......................  -62-

                                  Article IX
                              Negative Covenants

     Section 9.01  Debt..............................................  -62-
     Section 9.02  Liens.............................................  -64-
     Section 9.03  Investments, Loans and Advances...................  -65-
     Section 9.04  Dividends, Distributions,
                    Redemptions and Tax Payments.....................  -67-
     Section 9.05  Leverage Ratio....................................  -67-
     Section 9.06  Nature of Business................................  -67-
     Section 9.07  Limitation on Operating Leases....................  -67-
     Section 9.08  Mergers, Etc......................................  -68-
     Section 9.09  Proceeds of Notes.................................  -68-
     Section 9.10  ERISA Compliance..................................  -68-
     Section 9.11  Sale or Discount of Receivables...................  -68-
     Section 9.12  Tangible Net Worth of United Meridian.............  -68-
     Section 9.13  Transactions with Affiliates......................  -69-
     Section 9.14  Negative Pledge Agreements........................  -69-
     Section 9.15  Subsidiaries and Partnerships.....................  -69-
     Section 9.16  Sale of Oil and Gas Properties....................  -69-
     Section 9.17  Environmental Matters.............................  -70-
     Section 9.18  Payment Restrictions..............................  -70-
     Section 9.19  Interest Coverage Ratio...........................  -70-
     Section 9.20  Subordinated Debt.................................  -70-
     Section 9.21  Designated Contracts..............................  -71-
     Section 9.22  Maintenance of Deposits...........................  -71-

                                  Article X
                               Events of Default

     Section 10.01  Events of Default................................  -71-
     Section 10.02  Cash Collateral for Letters of Credit............  -74-

                                  Article XI
                                  The Agents

     Section 11.01  Appointment, Powers and Immunities...............  -74-
     Section 11.02  Reliance by Agents...............................  -75-
     Section 11.03  Defaults.........................................  -75-
     Section 11.04  Rights as a Lender...............................  -75-
     Section 11.05  Indemnification..................................  -76-
     Section 11.06  Non-Reliance on Agents and other Lenders.........  -76-
     Section 11.07  Action by Administrative Agent...................  -76-
     Section 11.08  Resignation or Removal of Agents.................  -77-

                                  Article XII
                                 Miscellaneous

     Section 12.01  Waiver...........................................  -77-
     Section 12.02  Notices..........................................  -77-
     Section 12.03  Payment of Expenses, Indemnities, etc............  -77-
     Section 12.04  Amendments, Etc..................................  -79-
     Section 12.05  Successors and Assigns...........................  -79-
     Section 12.06  Assignments and Participations...................  -80-
     Section 12.07  Invalidity.......................................  -81-
     Section 12.08  Entire Agreement.................................  -81-
     Section 12.09  References.......................................  -81-
     Section 12.10  Survival.........................................  -82-
     Section 12.11  Captions.........................................  -82-
     Section 12.12  Counterparts.....................................  -82-
     Section 12.13  GOVERNING LAW....................................  -82-
     Section 12.14  Confidentiality..................................  -83-
     Section 12.15  Interest.........................................  -83-
     Section 12.16  Effectiveness....................................  -84-
     Section 12.17  Interpretation of Security Instruments...........  -85-
     Section 12.18  Survival of Obligations..........................  -85-
     Section 12.19  Debt Characterization for Indenture Purposes.....  -85-

ANNEX, EXHIBITS AND SCHEDULES

Annex I       - List of U.S. Commitments and Canadian Subcommitments;
                Global Commitment Percentages

Exhibit A-1   - Form of Conventional Loan Note
Exhibit A-2   - Form of Bid Rate Loan Note
Exhibit B     - Form of Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Exhibit C-1   - Form of Borrowing Request
Exhibit C-2   - Form of Competitive Bid Request
Exhibit C-3   - Form of Bid Loan Quote/Response to Competitive Bid Request
Exhibit D     - Subsidiaries and Guarantors
Exhibit E     - Partnerships
Exhibit F     - Security Instruments
Exhibit G     - Form of Assignment and Acceptance


Schedule 7.03 - Litigation
Schedule 7.08 - ERISA Obligations and ERISA Affiliates
Schedule 7.18 - Environmental Matters
Schedule 9.01 - Debt not reflected in Financial Statements
Schedule 9.02 - Liens
Schedule 9.03 - Investments, loans or advances not reflected in
                Financial Statements
Schedule 9.10 - Accumulated Funding Deficiencies
Schedule 9.16 - Sale Properties

          This Global Credit Agreement dated as of March 18, 1997 is among:
United Meridian Corporation, a corporation duly organized and validly existing under the laws of the state of Delaware ("United Meridian"); UMC Petroleum Corporation, a corporation duly organized and validly existing under the laws of the state of Delaware (the "Company"); each of the financial institutions that is now or hereafter a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Morgan Guaranty Trust Company of New York, as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), NationsBank of Texas, N.A. and Societe Generale, as documentation agents for the Lenders (in such capacity, the "Documentation Agents"), and Banque Paribas, Wells Fargo Bank, N.A., and Colorado National Bank, as co-agents for the Lenders (in such capacity, the "Co-Agents").

                                   Recitals

     A. United Meridian and Norfolk Holdings Inc., a corporation duly organized and validly existing under the laws of the State of Delaware ("Norfolk"), as guarantors, the Company, as borrower, the Administrative Agent, as agent, Morgan Guaranty Trust Company of New York, as co-agent, and the financial institutions signatory thereto entered into that certain Amended and Restated Credit Agreement dated as of July 18, 1994, as amended by that certain First Joint Amendment to Amended and Restated Credit Agreement and To Amended and Restated Credit Agreement (Canada) dated as of September 2, 1994, as further amended by that certain Second Joint Amendment To Amended and Restated Credit Agreement and To Amended and Restated Credit Agreement (Canada) dated as of November 15, 1994, as further amended by that certain Third Joint Amendment To Amended and Restated Credit Agreement and To Amended and Restated Credit Agreement (Canada) dated as of December 31, 1994, as further amended by that certain Fourth Joint Amendment To Amended and Restated Credit Agreement and To Amended and Restated Credit Agreement (Canada) dated as of October 30, 1995, and as further amended by that certain Fifth Joint Amendment To Amended and Restated Credit Agreement and To Amended and Restated Credit Agreement (Canada) dated as of November 1, 1996 (such credit agreement, as amended, the "Prior Credit Agreement").

     B. United Meridian and the Company have requested that the Agents and the Lenders amend and restate the Prior Credit Agreement and make credit available to and on behalf of the Company on the terms and conditions stated herein.

     C. The Agents and the Lenders, subject to the terms and conditions stated herein, are willing to amend and restate the Prior Credit Agreement and to make such credit facilities available.

     D. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                   ARTICLE I
                      DEFINITIONS AND ACCOUNTING MATTERS

      SECTION 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "Administrative Agent", "Co-Agents", "Company", "Documentation Agents", "Lender", "Lenders", "Norfolk", "Syndication Agent" and "United Meridian" shall have the meanings indicated above.

     SECTION 1.02 CERTAIN DEFINED TERMS. As used herein, including the recitals, the following terms shall have the following meanings:

     "Abandon" shall mean, with respect to any Oil and Gas Property of a Person:
(a) the suspension for more than 90 days (or 120 days in the case of a suspension related to a force majeure so long as such Person is diligently and continuously proceeding to mitigate the consequences thereof) of the continuous or regular operations on such Oil and Gas Property in the ordinary course of such Person's business; (b) the abandonment or indefinite deferral of the continuous or regular operations of such Oil and Gas Property in the ordinary course of such Person's business; or (c) any public announcement by such Person of its intention to do the same.

     "Absolute Rate" shall mean, with respect to any Bid Rate Loan, such rate of interest as a Lender may offer the Company for any given Interest Period therefor, which rate shall be fixed for the duration of such Interest Period.

     "Absolute Rate Loans" shall mean Bid Rate Loans which bear interest at the Absolute Rate.

     "Additional Costs" shall have the meaning assigned to that term in
Section 5.01(a).

     "Affected Loans" shall have the meaning assigned to that term in
Section 5.04.

     "Affiliate" of any Person shall mean (a) any Person directly or indirectly controlled by, controlling or under common control with such first Person and
(b) any director or executive officer of such first Person.

     "Affiliated Canadian Lender" shall mean, with regard to any Lender, the Canadian Lender designated as such on Annex I, if any.

     "Agent" shall mean any one or more of the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agents and/or the Co-Agents, or if the context so indicates, all of the foregoing collectively. References to any Agent shall include its successors.

     "Aggregate Commitments" at any time shall equal the sum of the Commitments of all of the Lenders.

     "Agreement" shall mean this Credit Agreement, as amended, supplemented or modified from time to time.

     "Allocated Canadian Borrowing Base" shall mean, as of any date, an amount in Dollars designated as such by the Company pursuant to Section 2.09(a)(iii). A Canadian Lender's Share of the Allocated Canadian Borrowing Base shall equal such Canadian Lender's Canadian Commitment Percentage of the Allocated Canadian Borrowing Base.

     "Allocated U.S. Borrowing Base" shall mean an amount equal to the Borrowing Base then in effect minus the Allocated Canadian Borrowing Base. A Lender's Share of the Allocated U.S. Borrowing Base shall equal such Lender's Commitment Percentage of the Allocated U.S. Borrowing Base.

     "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office at which its Loans of such Type are to be made and maintained.

     "Applicable Margin" shall mean, with respect to Conventional Loans, the following rate per annum as is applicable:

================================================================================
  Borrowing Base Utilization     Applicable Margin for    Applicable Margin for
          Percentage                Eurodollar Loans         Base Rate Loans
--------------------------------------------------------------------------------
Less than 40%                            0.250%                 (0.250%)
--------------------------------------------------------------------------------
Greater than or equal to 40%,            0.375%                 (0.125%)
but less than 55%
--------------------------------------------------------------------------------
Greater than or equal to 55%,            0.500%                  0.000%
but less than 65%
--------------------------------------------------------------------------------
Greater than or equal to 65%,            1.125%                  0.250%
but less than 85%
--------------------------------------------------------------------------------
Greater than or equal to 85%             1.500%                  0.750%.
================================================================================

     "Assignment and Acceptance" shall have the meaning assigned such term in
Section 12.06(b).

     "Available Canadian Subcommitment" shall mean, as of any date of determination, the lesser of (a) the Canadian dollar amount of the Allocated Canadian Borrowing Base (converted from U.S. Dollars to Canadian dollars by multiplying the exchange ratio of Canadian dollars to U.S. Dollars in effect on such date of determination, as determined in good faith by the Administrative Agent on such date pursuant to the following sentence, and the Allocated Canadian Borrowing Base); or (b) the aggregate Canadian Subcommitments as then in effect. The exchange ratio shall be calculated (i) on the date a reallocation pursuant to Section 2.09(a) between the Available Canadian Subcommitment and Available U.S. Commitment occurs, (ii) on each Redetermination Date, or (iii) in any event, at ninety (90) day intervals following the most recent Redetermination Date.

     "Available U.S. Commitment" shall mean the obligation of the Lenders to make Loans to the Company and to participate in Letters of Credit issued by the Administrative Agent for the account of the Company and its Subsidiaries in an aggregate amount not to exceed the lesser of either (a) the Aggregate Commitments, as then in effect, or (b) the then applicable Allocated U.S. Borrowing Base.

     "Bankers Acceptances" shall mean any banker's acceptance issued to any of the Canadian Lenders pursuant to the Canadian Credit Agreement.

     "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for any such day plus 1/2 of 1% or (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

     "Base Rate Loans" shall mean Loans which bear interest at rates based upon the Base Rate.

     "Bid Loan Quote" shall mean an offer by any Lender to make Bid Rate Loans pursuant to Section 2.01(c), such offer being substantially in the form of Exhibit C-3.

     "Bid Rate" shall mean, with respect to any Bid Rate Loan, the rate per annum offered by any Lender in its sole discretion to the Company pursuant to
Section 2.01(c) for any Bid Rate Loan, which rate shall be either (a) determined on the basis of the rates referred to in the definition of "Eurodollar Rate" in this Section 1.02 or (b) an Absolute Rate.

     "Bid Rate Loan" shall mean any loan made pursuant to Section 2.01(c) under the procedures set forth in Section 2.02(g).

     "Bid Rate Note" shall mean a promissory note, described in Section 2.07(b) and being substantially in the form of Exhibit A-2, issued by the Company to the order of a Lender evidencing Bid Rate Loans made to the Company by such Lender.

     "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.09.

     "Borrowing Base Deficiency" shall have the meaning assigned to that term in
Section 2.08(c).

     "Borrowing Base Utilization Percentage" shall mean, as of any day, the fraction, expressed as a percentage, the numerator of which is the balance of all Loans, the LC Exposure and the Canadian Indebtedness and the denominator of which is the Borrowing Base in effect on such day.

     "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City; and where such term is used in the definition of "Quarterly Date" in this Section 1.02 or if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, continuation, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Canadian Agent" shall mean The Chase Manhattan Bank of Canada, as agent for the Canadian Lenders, together with its successors in such capacity.

     "Canadian Commitment Percentage" shall mean a Canadian Lender's share, expressed as a percentage, of the Canadian Subcommitments as set forth under the caption "Canadian Subcommitment Percentage" in Annex I, as modified from time to time to reflect any assignments permitted by Section 12.06(b) of the Canadian Credit Agreement or changes pursuant to Section 2.09(a) of the Canadian Credit Agreement.

     "Canadian Subcommitments" shall mean the "Commitments" of the Canadian Lenders (in Canadian dollars) under the Canadian Credit Agreement.

     "Canadian Credit Agreement" shall mean that certain Credit Agreement dated of even date herewith among UMC Canada, the Canadian Agent and the Canadian Lenders, as the same may be amended, restated, supplemented or modified from time to time.

     "Canadian Indebtedness" shall mean the loans (in Canadian dollars) made and Bankers Acceptances issued and accepted to or for UMC Canada (in Canadian dollars) pursuant to the Canadian Credit Agreement.

     "Canadian Lenders" shall mean the lenders now or hereafter parties to the Canadian Credit Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" shall mean The Chase Manhattan Bank, in its capacity as the collateral agent, under the Intercreditor Agreement.

     "Commitment" shall mean, as to each Lender, the obligation of such Lender to make Conventional Loans to the Company and to participate in the Letters of Credit issued by the Administrative Agent for the account of the Company or any of its Subsidiaries, in an aggregate amount at any one time outstanding equal to the amount set forth opposite such Lender's name on Annex I under the caption "U.S. Commitment", as the same may be reduced pursuant to Section 2.03 or may be modified pursuant to Assignment and Acceptances pursuant to Section 12.06(b).

     "Commitment Percentage" shall mean, as of any date of determination, as to any Lender, the percentage of the Commitments to be provided by a Lender under this Agreement as indicated on Annex I under the caption "U.S. Commitment Percentage", as modified from time to time to reflect any assignments permitted by Section 12.06(b) or changes pursuant to Section 2.09(a).

     "Commitment Reduction Date" shall mean the last day of March and September of each year, commencing September 30, 1999, unless such date is extended or waived pursuant to Section 2.03(b).

     "Competitive Bid Request" shall have the meaning assigned such term in
Section 2.02(g)(i).

     "Consolidated Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person (whether now existing or hereafter acquired) whose financial statements should be (or should have been) consolidated with the financial statements of such Person in accordance with generally accepted accounting principles.

     "Consolidated Tangible Net Worth" shall mean, with respect to United Meridian and its Subsidiaries, the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock and retained earnings, less treasury stock (if any), less goodwill, less cost in excess of fair value of net assets acquired and less all other assets that are properly classified as intangible assets, but plus the amount of noncash write downs of long-lived assets in compliance with generally accepted accounting principles or SEC guidelines, and plus or minus, as appropriate, foreign currency translation adjustments, all as determined on a consolidated basis. Notwithstanding the foregoing, "Consolidated Tangible Net Worth" shall not be reduced to reflect repurchases of equity securities permitted by the terms of Section 9.04(a).

     "Conventional Loan Note" shall mean a promissory note, described in Section 2.07(a) and being substantially in the form of Exhibit A-1, issued by the Company to the order of any Lender evidencing the Conventional Loans made to the Company by such Lender.

     "Conventional Loans" shall mean the loans made pursuant to Section 2.01(a).

     "Debt" shall mean, for any Person the sum of the following (without duplication): (a) all obliga tions of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable (other than for borrowed money) arising in the ordinary course of business of such Person; (d) all obligations under leases which shall have been, or should have been, in accordance with generally accepted accounting principles in effect on the date of this Agreement, recorded as capital leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise; (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, provided that if such Debt is Non-recourse except with respect to the asset subject of the Lien, then only that portion of such Debt equal to the lesser of the amount of such Debt and the fair market value of such asset; (f) all Debt of others guaranteed by such Person or upon which such Person is otherwise liable as a partner or otherwise to the extent of the lesser of the amount of such Debt or the maximum stated amount of such guarantee or other liability; (g) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (h) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments other (1) than obligations to sell or purchase Hydrocarbons, (2) obligations with pipelines for firm transportation of natural gas of such Person, and (3) oil and gas balancing agreements, take or pay agreements or other prepayment obligations in respect of Hydrocarbons, in each case, incurred in the ordinary course of business and which are customary in the oil and gas industry.

     "Default" shall mean an event which with notice or lapse of time or both would become an Event of Default.

     "Designated Contract" shall mean any of: (i) the UMC-CI-11 PSC, (ii) the UMC-EG-B PSC, and (iii) any production sharing contract or other petroleum concession, license or similar agreement entered into by the Company or any of its Subsidiaries with a foreign nation or any other Person exercising rights on behalf of a sovereign if the Company desires to include the Oil and Gas Properties covered by such contract in the Borrowing Base and such Oil and Gas Properties constitute 5% or more of the then current amount of the Borrowing Base, in each case together with any and all replacements, extension or renewals thereof and any and all amendments, modifications or supplements permitted by the terms of Section 9.21. At the election of the Company, any Designated Contract may be redesignated to no longer constitute a Designated Contract, except that no such redesignation may be made if such redesignation would result in a Borrowing Base Deficiency under Section 2.08(c). After such election, the value of the Properties subject to such contract shall not be included in subsequent redeterminations of the Borrowing Base unless the Company has elected to include such Property in such redetermination of the Borrowing Base. In the event of any such election to exclude a contract, if the sum of, without duplication, (A) the value of the Oil and Gas Properties subject to such contract, (B) the value of all other Oil and Gas Properties subject to contracts that ceased to be Designated Contracts during the same Redetermination Period,
(C) the value of all Oil and Gas Properties of Subsidiaries that ceased to be Material Subsidiaries during the same Redetermination Period, and (D) the amount of all sales of Properties (excluding (1) Hydrocarbons sold in the ordinary course of business as and when produced or after production thereof, (2) Oil and Gas Properties described in clauses (A), (B) and (C) above and (3) Properties listed on Schedule 9.16) made during such Redetermination Period, constitutes less than 5% of the then current value of the Borrowing Base, then no adjustment to the Borrowing Base shall occur as a result of such election. If such sum is greater than or equal to 5% of the then current value of the Borrowing Base, then the Borrowing Base shall be reduced by an amount agreed to at the time by the Required Lenders.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "EBITDA" shall mean, with respect to United Meridian and its Consolidated Subsidiaries, net earnings (excluding gains and losses resulting from the sale or retirement of assets, non-cash write downs and charges resulting from accounting convention changes) before deduction for taxes, interest expenses, exploration expenses, depreciation, and depletion and amortization expenses, all determined in accordance with generally accepted accounting principles.

     "Effective Date" shall have the meaning assigned such term in
Section 12.16.

     "Engineering Reports" shall have the meaning assigned to that term in
Section 2.09(c).

     "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which United Meridian or any of its Subsidiaries are conducting or at any time have conducted business, or where any Property of United Meridian or any of its Subsidiaries is located, or where any hazardous substances generated by or disposed of by United Meridian or any of its Subsidiaries are located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended. For purposes of this definition, the term "oil" shall have the meaning specified in OPA; the terms "hazardous substance," "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided that, in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement other than Article VII hereof, and provided further that, to the extent the laws of the state in which any Property of the Company or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as United Meridian or is under common control (within the meaning of Section 414(c) of the Code) with United Meridian.

     "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate" in this Section 1.02.

     "Eurodollar Rate" shall mean, with respect to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) quoted by the Administrative Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) Business Days prior to the first day of the Interest Period for such Loan for the offering by the Administrative Agent to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Lenders for such Interest Period.

     "Event of Default" shall have the meaning assigned to that term in
Section 10.01.

     "Event of Loss" shall mean any of the following events in respect of any Oil and Gas Property: (a) the total loss of such Oil and Gas Property or the total loss of use thereof due to destruction, damage beyond repair or rendition thereof permanently unfit for normal use for any reason whatsoever; or (b) any damage to such Oil and Gas Property which results in an insurance settlement on the basis of a total loss.

     "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action; (iii) (A) vendors', carriers', operators', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction, maritime, landlords' and other like Liens arising by operation of law and (B) Liens arising by agreement (provided that no such Liens secure any obligations constituting Debt for borrowed money or contingent obligations relating to borrowed money), in each case, in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties (including without limitation, Liens created in the ordinary course of business under oil and gas leases, farm-out agreements, divisions orders, partnership agreements, production sharing contracts or other petroleum concessions, licenses or similar agreements, royalty agreements, contracts for the sale or transportation of Hydrocarbons, operating agreements, development agreements or compulsory pooling or unitization orders, declarations and agreements and statutory landlord's liens), in any such case, in respect of obligations which have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings; (iv) Liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money or for the deferred purchase price of Property or services), leases (other than leases which constitute Debt), statutory obligations, surety and appeal bonds, and other Liens of like nature, in each case made in the ordinary course of business; (v) any Liens securing Debt, neither assumed nor guaranteed by United Meridian or any of its Subsidiaries nor on which any one of them pays interest, existing upon real estate or rights in or relating to real estate acquired by United Meridian or any Subsidiaries for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or right of way purposes, and any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (v) does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by United Meridian or such Subsidiary; (vi) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of United Meridian or any of its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by United Meridian or any of its Subsidiaries; (vii) inchoate Liens on pipelines or pipeline facilities that arise by operation of law which have not attached to the Property subject of such Lien, (viii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of United Meridian or any of its Subsidiaries or on deposit with or in the possession of such banks, and (ix) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceedings that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by generally accepted accounting principles.

     "Excluded Taxes" shall have the meaning assigned such term in
Section 5.01(a).

     "Facility Fee Rate" shall mean, the following rate per annum as is applicable:

================================================================================
     Borrowing Base Utilization Percentage            Rate Per Annum
--------------------------------------------------------------------------------
Less than 55%                                     0.250%
--------------------------------------------------------------------------------
Greater than or equal to 55%,                     0.375%
but less than 85%
--------------------------------------------------------------------------------
Greater than or equal to 85%                    0.500%.
================================================================================

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions for the next preceding day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such similar transactions as determined by the Administrative Agent.

     "Fee Letter" shall mean that certain letter agreement dated March 13, 1997 among the Company, the Administrative Agent and an Affiliate of the Administrative Agent.

     "Financial Statements" shall mean the annual, audited consolidated financial statement or statements of United Meridian and its Consolidated Subsidiaries described or referred to in Section 7.02(a).

     "Global Commitment Percentage" shall mean, as to any Lender, the percentage of the Indebtedness (plus, without duplication, if such Lender is also a Canadian Lender or has an Affiliated Canadian Lender, the Dollar amount of Canadian Indebtedness) to be provided by such Lender under this Agreement (and, as applicable, by such Lender or its Affiliated Canadian Lender under the Canadian Credit Agreement) as indicated on Annex I, as modified from time to time to reflect any assignments permitted by Section 12.06(b) hereof and Section 12.06(b) of the Canadian Credit Agreement and any decreases pursuant to Section
2.03 hereof or Section 2.03 of the Canadian Credit Agreement.

     "Governmental Authority" shall mean (a) any governmental authority wherever located, including the federal governments of the United States and Canada, and any state, county, parish, province, municipal and political subdivisions in which any Property of United Meridian or any of its Subsidiaries is located or which exercises jurisdiction over any such Property; and (b) any court, agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over any such Person or Property.

     "Governmental Requirement" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

     "Guarantors" shall mean United Meridian, Norfolk, each of the Material Subsidiaries and any Subsidiary of United Meridian which hereafter executes and delivers to the Administrative Agent a Guaranty Agreement (whether or not pursuant to Section 8.06(a)).

     "Guaranty Agreements" shall mean a guaranty agreement executed by each of the Guarantors in form and substance satisfactory to the Administrative Agent and the Co-Agents guarantying payment of the Indebtedness.

     "Havre" shall mean Havre Pipeline Company L.L.C., a limited liability company established under the laws of the State of Texas of which the Company is the manager and a majority member.

     "Havre Credit Facility" shall mean that certain Credit Agreement, dated as of September 29, 1995, by and between Union Bank and Havre, the promissory notes described therein, the Pledge and Estoppel Agreement executed by the Company in connection therewith, the Indemnity Agreement executed by the Company in connection therewith, and all amendments, restatements and other modifications (but not increases) to the foregoing from time to time.

     "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Hydrocarbon Interests" shall mean all rights, titles, interests and estates in and to oil and gas leases; oil, gas and mineral leases; other liquid or gaseous hydrocarbon leases; production sharing contracts or other petroleum concessions, licenses or similar agreements made by or on behalf of a sovereign; mineral fee interests; overriding royalty and royalty interests; net profit interests and production payment interests in Hydrocarbons, including any reserve or residual interest of whatever nature.

     "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals.

     "IFC" shall mean the International Finance Corporation, an international organization established by Articles of Agreement among its member countries.

     "IFC Assignment Documents" shall mean (i) the Receipt and Acknowledgment of Assignment dated November 14, 1996 from the IFC in favor of the Company pursuant to which the IFC assigned the IFC Loan and related Liens to the Company; and
(ii) that certain Amended and Restated Collateral

Assignment of Loan Agreement, Loan, Security Documents and Liens dated of even date herewith by the Company in favor of the Administrative Agent for the benefit of the Agents and the Lenders, pursuant to which the IFC Loan has been collaterally assigned and pledged to secure the Indebtedness and the Canadian Indebtedness.

     "IFC Loan" shall mean the $35,000,000 loan made by the IFC to UMC-CI-11 pursuant to the terms of that certain Loan Agreement dated as of July 14, 1995 between IFC and UMC-CI-11, as amended, as secured by: (i) those certain Actes de Delegation de Creances made by UMC-CI-11 in favor of the IFC, and (ii) that certain Declaration Notariee Par La Societe UMC-CI-11 among Joseph Stephen Thornton, acting on behalf of UMC-CI-11, as such agreements may have been or may be amended or supplemented from time to time.

     "Indebtedness" shall mean any and all amounts owing or to be owing by the Company or the Guarantors to any Agent and/or the Lenders in connection with the Notes or any Security Instrument, including this Agreement and the Letter of Credit Agreements, and all renewals, extensions and/or rearrangements thereof, but excluding the Canadian Indebtedness.

     "Indemnity Matters" shall mean actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands, causes of action, costs, losses, liabilities, damages or expenses of any kind or nature whatsoever.

     "Indenture" shall mean that certain Indenture among United Meridian, as issuer, the Company as initial Subsidiary Guarantor, and Bank of Montreal Trust Company, as trustee, dated as of October 30, 1995, providing for the issuance of United Meridian's $150,000,000 10-3/8% Senior Subordinated Notes due 2005, the Securities (as defined therein) issued thereunder, and the Subsidiary Guarantees (as defined in the Indenture), together with all amendments to the foregoing permitted under Section 9.20(b) of this Agreement or a consent thereunder.

     "Initial Funding" shall mean the funding of the initial Loans pursuant to
Section 6.01.

     "Initial Reserve Reports" shall mean: (a) the reports of Ryder Scott Company Petroleum Engineers dated as of January 1, 1997 and McDaniel & Associates Consultants Ltd. dated as of January 1, 1997 with respect to Oil and Gas Properties of the Company; (b) McDaniel & Associates Consultants Ltd. dated as of January 1, 1997 with respect to the Oil and Gas Properties of UMC Canada; and (c) Netherland, Sewell & Associates, Inc. dated as of January 1, 1997 with respect to the Oil and Gas Properties of UMC-CI-11 and UMC-EG-B.

     "Intercreditor Agreement" shall mean that certain Intercreditor Agreement of even date herewith among the Agents, the Lenders, the Canadian Agent, the Canadian Lenders, United Meridian, the Company, UMC Canada and the Guarantors, as amended from time to time.

     "Interest Coverage Ratio" shall mean the ratio, calculated as of the last day of any fiscal quarter of United Meridian, of (a) EBITDA for the immediately preceding four (4) fiscal quarters of United Meridian and its Consolidated Subsidiaries ending on the date of determination to (b) interest expenses (including capitalized interest expenses and excluding to the extent included in the calculation of interest expenses, amortization of capitalized debt issuance costs of United Meridian and its Consolidated Subsidiaries) on all Debt of United Meridian and its Consolidated Subsidiaries for the immediately preceding four (4) fiscal quarters of United Meridian ending on the date of determination.

     "Interest Period" shall mean:

     (a) with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made or converted from a Base Rate Loan or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.02 (or, in the case of a Conventional Loan that is a Eurodollar Loan, such longer period as may be requested by the Company and agreed to by all of the Lenders, and, in the case of a Bid Rate Loan that is a Eurodollar Loan, nine or twelve months as may be requested by the Company and agreed to by the Lender making such Loan), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

     (b) with respect to any Absolute Rate Loan, the period commencing on the date such Loan is made and ending on such day thereafter, up to 360 days, as the Company may select as provided in Section 2.02(g).

     Notwithstanding the foregoing (unless, in the case of a Conventional Loan that is a Eurodollar Loan, agreed to by the Company and all of the Lenders, or, in the case of a Bid Rate Loan, the Company and the Lender making such Loan):
(i) no Interest Period for a Loan may commence before and end after any Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of the Loans having Interest Periods which end after such Commitment Reduction Date shall be equal to or less than the amount to which the Aggregate Commitments are to be automatically reduced on such Commitment Reduction Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day; and (iii) notwithstanding clause (i) above, no Interest Period for any Eurodollar Loans shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

     "International Component" shall mean that portion of the Borrowing Base attributable to the Oil and Gas Properties owned by any Material Subsidiary which Properties are beyond the geographic boundaries of North America.

     "LC Exposure" shall mean at any time the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate of all amounts drawn under Letters of Credit and not yet reimbursed or funded as a Loan pursuant to Section 4.07(b), minus the aggregate face amount of all letters of credit issued for the benefit of the Company or the Administrative Agent, which in each instance has been specifically accepted by the Administrative Agent as acceptable collateral supporting the Letters of Credit.

     "LC Fee Rate" shall mean, the following rate per annum as is applicable:

================================================================================
               Borrowing Base Utilization     LC Fee Rate
                     Percentage
--------------------------------------------------------------------------------
Less than 40%                                    0.250%
--------------------------------------------------------------------------------
Greater than or equal to 40%,                    0.375%
but less than 55%
--------------------------------------------------------------------------------
Greater than or equal to 55%,                    0.500%
but less than 65%
--------------------------------------------------------------------------------
Greater than or equal to 65%,                    1.125%
but less than 85%
--------------------------------------------------------------------------------
Greater than or equal to 85%                     1.500%.
================================================================================

     "Lender Group" shall mean collectively the Agents, the Lenders, the Canadian Agent, the Canadian Lenders and the Collateral Agent.

     "Letter of Credit Agreements" shall mean the written agreements between the Company and the Administrative Agent or one of its Affiliates executed or hereafter executed in connection with the issuance by the Administrative Agent or its Affiliate of the Letters of Credit, such agreements to be on the Administrative Agent's or such Affiliate's customary form for letters of credit of comparable amount and purpose, as from time to time in effect or as otherwise agreed to by the Company and the Administrative Agent or its Affiliate.

     "Letters of Credit" shall mean: (a) the letters of credit hereafter issued by the Administrative Agent or one of its Affiliates on behalf of the Lenders pursuant to Section 2.01(b), (b) all letters of credit heretofore issued by the Administrative Agent, as agent, or one of its Affiliates under the Prior Credit Agreement, which are outstanding on the date of the Initial Funding, and (c) all reimbursement obligations pertaining to any such letters of credit; and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligation pertaining thereto.

     "Leverage Ratio" means, as of any time, the ratio of (a) total Debt of United Meridian and its Subsidiaries on a consolidated basis at such time to (b) Consolidated Tangible Net Worth plus total Debt of United Meridian and its Subsidiaries on a consolidated basis at such time.

     "Liens" shall mean, with respect to any asset, any mortgage, lien, pledge, charge (including, without limitation, production payments and the like payable out of Oil and Gas Properties), security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, United Meridian and its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loans" shall mean the Conventional Loans and Bid Rate Loans provided for by Section 2.01.

     "Material Adverse Effect" shall mean any material and adverse effect on:
(a) the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company, the Guarantors, UMC Canada and the Material Subsidiaries on a consolidated basis, (b) the ability of United Meridian and its Subsidiaries, including the Company, to perform their obligations under the Security Instruments to which they are party, taken as a whole, or (c) the rights and remedies of the Agents and the Lenders under the Security Instruments, taken as a whole.

     "Material Subsidiary" shall mean UMC-CI-11, UMC-EG-B and any other Subsidiary of the Company that holds Oil and Gas Properties in a jurisdiction outside the geographical boundaries of North America if: (a) the Company desires to include in the Borrowing Base the value of such Oil and Gas Properties and such Properties constitute 5% or more of the amount of the then current Borrowing Base, or (b) United Meridian and/or any of its Subsidiaries have made investments, loans and/or advances in or to such Subsidiary in excess of $50,000,000 during the twelve month period ending on the date of the most recently delivered quarterly or annual financial statements under either Section
7.02 or Section 8.01, net of cash received from such Subsidiary during such period as a return of capital or return on investments, loans or advances previously made in or to such Subsidiary; provided that

     (i) a Material Subsidiary under clause (a) may, upon the election of the Company, cease to be a Material Subsidiary if the Company desires to exclude the Oil and Gas Properties held by such Subsidiary from the Borrowing Base (provided that the Company may not make such an election if a Borrowing Base Deficiency under Section 2.08(c) would result from such exclusion); and if the sum of, without duplication, (1) the value of the Oil and Gas Properties owned by such Subsidiary, (2) the value of all Oil and Gas Properties under contracts which ceased to be Designated Contracts during the same Redetermination Period, (3) the value of all Oil and Gas Properties of all other Subsidiaries that ceased to be Material Subsidiaries during the same Redetermination Period, and (4) the amount of all sales of Properties (excluding (A) Hydrocarbons sold in the ordinary course of business as and when produced or after production thereof, (B) Oil and Gas Properties described in clauses (1), (2) and (3) above and (C) Properties listed on Schedule 9.16) made during such Redetermination Period, constitutes 5% or more of the then current value of the Borrowing Base, then the Borrowing Base shall be reduced by an amount agreed to at the time by the Required Lenders (and if such sum is less than 5%, no adjustment to the Borrowing Base shall occur as a result of such election); and

     (ii) a Material Subsidiary under clause (b) may, upon the election of the Company, cease to be a Material Subsidiary if the aggregate amount of investments, loans and/or advances made by United Meridian or any of its Subsidiaries in or to such Subsidiary is less than $50,000,000 (net of cash received from such Subsidiary during such period as a return of capital or return on investments, loans or advances previously made in or to such Subsidiary) during the twelve month period ending on the date of the most recently delivered quarterly or annual financial statements under either
     Section 7.02 or Section 8.01.

     "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by United Meridian or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Non-recourse" with respect to an obligation and a Person shall mean that such Person has no liability to the holder of such obligation for the payment or repayment of such obligation, except that such Person may have liability to the holder of such obligation for damages with respect to such obligation arising out of fraudulent acts or omissions, willful misrepresentations, willful misconduct and similar acts or omissions by such Person.

     "North American Component" shall mean that portion of the Borrowing Base attributable to the Oil and Gas Properties owned by the Company and its Subsidiaries which are within the geographic boundaries of North America.

     "Notes" shall mean the Conventional Loan Notes and Bid Rate Notes, together with any and all renewals, extensions for any period, increases, rearrangements or replacements thereof.

     "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization or pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, heredita ments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Partnerships" shall mean the general and limited partnerships listed on Exhibit E.

     "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

     "Plan" shall mean an employee pension benefit or other plan established or maintained by United Meridian or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Company or any Guarantor under this Agreement, any Note or any Security Instrument which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full or the default is cured or waived equal to 4% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided that, if such amount in default is principal of a Eurodollar Loan or Absolute Rate Loan and the due date is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 4% per annum above the interest rate for such Loan as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, and thereafter, the rate provided for above in this definition.

     "Prime Rate" shall mean the rate of interest from time to time announced by the Administrative Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as it may deem appropriate, it being understood that many of the Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Principal Office" shall mean the principal office of the Administrative Agent, presently located at 270 Park Avenue, New York, New York 10017.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Quarterly Dates" shall mean the last day of each March, June, September and December in each year, commencing March 31, 1997; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day.

     "Redetermination Date" shall mean the annual, semi-annual or other date that the redetermined Borrowing Base becomes effective.

     "Redetermination Period" shall mean the period between any two consecutive Redetermination Dates, regardless of the length of such period.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Regulations G, T, U and X" shall mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders or insurance companies, including such Lender or its Applicable Lending Office, of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Required Lenders" shall mean: (a) at any time while no Conventional Loans, Canadian Indebtedness or Letters of Credit are outstanding, Lenders and Canadian Lenders having, without duplication, greater than sixty-six and two-thirds percent (66-2/3%) of the sum of the Aggregate Commitments and the Canadian Subcommitments; and (b) at any time while Conventional Loans, Canadian Indebtedness or Letters of Credit are outstanding, Lenders and Canadian Lenders holding (or, as to Letters of Credit, participating in) greater than sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Conventional Loans, Canadian Indebtedness and Letters of Credit (without regard to any sale by a Lender or a Canadian Lender of a participation in any Loan, Canadian Loan or Letter of Credit). For purposes of this determination, Canadian dollar amounts shall be converted to Dollars at an exchange rate determined by the Administrative Agent in good faith.

     "Required Payment" shall have the meaning assigned to that term in
Section 4.04.

     "Reserve Report" shall have the meaning assigned such term in
Section 8.05(a).

     "SEC" shall mean the Securities and Exchange Commission or any successor agency thereto.

     "SEC Value" shall mean the future net revenues before income taxes from proved reserves, estimated assuming that oil and natural gas prices and production costs remain constant, then discounted at the rate of 10% per year to obtain the present value.

     "Security Instruments" shall mean this Agreement, the Notes, the Letter of Credit Agreements, the Guaranty Agreements, the Fee Letter, the agreements or instruments described or referred to in Exhibit F, and any and all other agreements or instruments now or hereafter executed and delivered by the Guarantors, the Company or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Notes, the Letter of Credit Agreements or this Agreement, as such agreements may be amended or supplemented from time to time.

     "Share" of the Allocated Canadian Borrowing Base or the Allocated U.S. Borrowing Base shall have the meaning set forth within such terms.

     "Subordinated Debt" shall mean: (a) the Debt of United Meridian or any of its Subsidiaries under the Indenture and other Subordinated Debt permitted under
Section 9.03(e)(i); and (b) any Subordinated Debt of United Meridian and its Subsidiaries incurred in accordance with the terms of Section 9.01(e)(ii).

     "Subsidiary" shall mean, with respect to any Person, any corporation or limited liability company of which at least a majority of the outstanding shares of stock or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation or a manager of such limited liability company (irrespective of whether or not at the time stock or interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of the Subsidiaries.

     "Tax" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement (or, if applicable in the context, the Canadian Credit Agreement) other than a stamp, registration, documentation or similar tax.

     "Tax Partnerships" shall mean partnerships or joint ventures arising out of routine joint operating agreements or farmout agreements entered into with United Meridian or any of its Subsidiaries with respect to Oil and Gas Properties.

     "Tax Payments" shall mean payments or reimbursements to United Meridian for taxes paid by United Meridian on behalf of any of its Subsidiaries, including the Company or any payments, approved by the Required Lenders, to United Meridian for the use of tax benefits pursuant to tax sharing agree ments.

     "Technical Agents" shall mean the Administrative Agent, the Syndication Agent and the Documentation Agents.

     "Termination Date" shall mean March 31, 2002, unless the Commitments are sooner terminated pursuant to Section 2.03(c) or Section 10.01, or extended pursuant to Section 2.03(b).

     "Third Party LC Exposure" shall mean, at any time, the aggregate undrawn face amount of all outstanding letters of credit issued for the account of the Company or its Subsidiaries under Section 9.01(h) and the aggregate of all amounts drawn under such letters of credit and not yet reimbursed by the Company.

     "Type" shall mean, with respect to any Loan, an Absolute Rate Loan, a Eurodollar Loan or a Base Rate Loan, each being a "Type" of Loan.

     "UMC Canada" shall mean UMC Canada Resources Ltd., a company continued under the laws of the Province of British Columbia.

     "UMC-CI-11" shall mean UMIC Cote d'Ivoire Corporation, a Delaware corporation.

     "UMC-CI-11 PSC" shall mean collectively, (a) that certain production sharing contract for the area known as "Block CI-11" dated June 27, 1992 among (originally or by assignment) The Republic of Cote d'Ivoire, Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire and UMC-CI-11, as amended by that certain First Amendment to Production Sharing Contract dated as of June 24, 1993, and as amended from time to time hereafter in accordance with Section 9.21; and (b) that certain Joint Operating Agreement dated June 27, 1992 among (originally or by assignment) UMC-CI-11, the IFC, Societe Nationale d'Operations Petrolieres de la Cote d'Ivoire, and the other parties thereto, as amended by that certain First Amendment to Joint Operating Agreement dated as of July 23, 1993; as amended by that certain Second Amendment to Joint Operating Agreement dated as of July 29, 1993; as amended by that certain Third Amendment to Joint Operating Agreement dated as of August 3, 1993; as amended by that certain Fourth Amendment to Joint Operating Agreement dated as of July 14, 1995; as amended by that certain Fifth Amendment to Joint Operating Agreement dated as of July 1, 1996, and as amended from time to time hereafter in accordance with
Section 9.21.

     "UMC-EG-B" shall mean UMC Equatorial Guinea Corporation, a Delaware corporation.

     "UMC-EG-B PSC" shall mean collectively, (a) that certain production sharing contract for the area in Equatorial Guinea known as "Area B - Offshore NW Bioco" dated June 29, 1992 among (originally or by assignment) The Republic of Equatorial Guinea, Mobil Equatorial Guinea Inc., and UMC-EG-B, as amended by that certain First Amendment to Production Sharing Contract dated as of December 15, 1992, as amended by that certain Second Amendment to Production Sharing Contract dated as of September 17, 1993, as amended by that certain Third Amendment to Production Sharing Contract dated as of March 1, 1994, as amended by that certain Fourth Amendment to Production Sharing Contract dated as of June 29, 1994, as amended by that certain Fifth Amendment to Production Sharing Contract dated as of January 25, 1996, and as amended from time to time hereafter in accordance with Section 9.21; and (b) that certain Joint Operating Agreement dated May 24, 1994 among (originally or by assignment) Mobil Equatorial Guinea Inc., as operator, and UMC-EG-B, as amended by that certain First Amendment to Joint Operating Agreement dated as of November 3, 1995, and as amended from time to time hereafter in accordance with Section 9.21.

     "Voting Stock" shall mean, with respect to any Person, any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     SECTION 1.03 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to any Agent or the Lenders hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect, applied on a basis consistent with the Financial Statements. Unless otherwise specified, all amounts referred to herein and in the other Security Instruments (other than the Canadian Credit Agreement and any guaranty executed in connection with the Canadian Credit Agreement) are in Dollars.

                                  ARTICLE II
                                  COMMITMENTS

     SECTION 2.01  LOANS AND LETTERS OF CREDIT.

     (a)   CONVENTIONAL LOANS.

     (i) Each Lender severally agrees, on the terms and conditions of this Agreement, to make revolving credit loans (each a "Conventional Loan") to the Company during the period from and including the Effective Date to and including the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (1) such Lender's Commitment and (2) the amount of such Lender's Share of the Allocated U.S. Borrowing Base as then in effect; provided that the aggregate principal amount of all Conventional Loans and all Bid Rate Loans made by all of the Lenders hereunder at any one time outstanding shall not exceed the Available U.S. Commitment, as then in effect, minus the LC Exposure. Subject to the terms of this Agreement, during the period from the Effective Date to and including the Termination Date, the Company may borrow, repay and reborrow the amount of the Available U.S. Commitment as then in effect. Conventional Loans may be Base Rate Loans or Eurodollar Loans.

     (ii) Unless consented to in writing by the Administrative Agent, no more than five (5) Eurodollar Loans that are Conventional Loans may be outstanding from each Lender at any time. For purposes of this Section 2.01(a)(ii), Eurodollar Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     (b)   LETTERS OF CREDIT.

     (i) During the period from and including the Effective Date to and including the Termination Date, the Administrative Agent agrees, on behalf of the Lenders, to extend credit to the Company by issuing, renewing, extending or reissuing Letters of Credit for the account of the Company or any of its Subsidiaries; provided that the aggregate LC Exposure at any one time outstanding shall not exceed the lesser of (A) the Available U.S. Commitment as then in effect minus the aggregate amount of all Conventional Loans and Bid Rate Loans then outstanding or (B) $50,000,000.

     (ii) Each of the Letters of Credit shall (A) be issued by the Administrative Agent or Texas Commerce Bank National Association, an Affiliate of the Administrative Agent, (B) contain such terms and provisions as are reasonably required by the Administrative Agent, (C) be for the account of the Company or one of its Subsidiaries, and (D) expire not later than the earlier of three (3) years after the issue date of such Letter of Credit or two (2) days before the Termination Date.

     (iii) In conjunction with the issuance of a Letter of Credit, the Company shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Company, the Guarantors, the Agents and the

     Lenders hereby agree that the provisions of this Agreement shall govern. Such conflicts include, without limitation, provisions in a Letter of Credit Agreement providing for an interest rate different from the interest rate provided in this Agreement and provisions in a Letter of Credit Agreement requiring or relating to collateral to secure the obligations thereunder.

     (c)   BID RATE LOANS.

     (i) Each Lender severally agrees that the Company from time to time may request one or more of the Lenders to make loans to the Company on a non-pro rata basis (each a "Bid Rate Loan") in the manner set forth in Section 2.02(g) during the period from and including the Effective Date to and including the Termination Date; provided that (A) no Lender shall be obligated to make Bid Rate Loans to the Company unless such Lender has irrevocably offered to make a Bid Rate Loan pursuant to Section 2.02(g)(iii); and (B) following the making of any Bid Rate Loan by any Lender, the aggregate principal amount of all Conventional Loans and all Bid Rate Loans made by all of the Lenders hereunder at any one time outstanding shall not exceed the Available U.S. Commitment, as then in effect, minus the LC Exposure. Bid Rate Loans may be Eurodollar Loans or Absolute Rate Loans. For purposes of this Section 2.01(c)(i) and Section 2.02(g), Bid Rate Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     (ii) The making of any Bid Rate Loan to the Company by any Lender shall not be deemed to be a utilization of such Lender's Commitment (although it shall be deemed to be a utilization of the Available U.S. Commitment to effect the above stated limitation and for all other purposes of this Agreement).

     (d)   LOANS UNDER PRIOR CREDIT AGREEMENT.  On the Effective Date:

     (i) the Company shall pay all accrued and unpaid commitment fees outstanding under the Prior Credit Agreement for the account of each "Lender" under the Prior Credit Agreement;

     (ii) each "Eurodollar Loan" outstanding under the Prior Credit Agreement shall be deemed a Eurodollar Loan hereunder in the amount, with the same rate of interest and maturity date as such "Eurodollar Loan" under the Prior Credit Agreement, and the obligations of the Company with respect to such "Eurodollar Loan," including accrued and unpaid interest shall be deemed carried forward hereunder (and, as such, such Eurodollar Loans may not be allocated in accordance with the percentages set forth on Annex I), and the execution and delivery of this Agreement and the extension of such Loans hereunder shall not entitle any "Lender" under the Prior Credit Agreement to seek compensation pursuant to Section 5.05 hereof or thereof;

     (iii) each "Base Rate Loan" under the Prior Credit Agreement shall be deemed to be repaid with the proceeds of a new Base Rate Loan under this Agreement; and

     (iv) the Prior Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall terminate.

     SECTION 2.02  BORROWINGS, CONTINUATIONS AND CONVERSIONS;
                   ISSUANCE OF LETTERS OF CREDIT.

          (a) BORROWINGS. The Company shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing, continuation, and conversion hereunder of a Conventional Loan, which shall specify the aggregate amount of such borrowing, continuation or conversion, the Type and date (which shall be a Business Day) of the Conventional Loans to be borrowed, continued or converted, and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

          (b) MINIMUM AMOUNTS. All Base Rate Loans (as part of the same borrowing) shall be in aggregate amounts among all Lenders of at least $1,000,000 (or whole multiples thereof) or the remaining unused portion of the Commitments, or the amount disbursed under a Letter of Credit and advanced hereunder pursuant to Section 4.07(b) hereof, if less. All Eurodollar Loans (as part of the same borrowing) shall be in aggregate amounts among all Lenders of at least $1,000,000 (or whole multiples thereof). All Bid Rate Loan borrowings under Section 2.02(g) shall be in amounts of at least $5,000,000.

          (c) NOTICES, ETC. FOR CONVENTIONAL LOANS. All borrowings, continuations and conversions relating to Conventional Loans shall require advance written notice from the Company to the Administrative Agent, in the form of Exhibit C-1, or such other form as may be accepted by the Administrative Agent from time to time, which in each case shall be irrevocable and effective only upon receipt by the Administrative Agent not later than (i) in the case of a Base Rate Loan, 12:00 noon New York time on the date of such borrowing, continuation or conversion; and (ii) in the case of a Eurodollar Loan, 12:00 noon New York time on a day which is not less than three (3) Business Days prior to the date of such borrowing, continuation or conversion. Not later than 12:00 noon New York time on the date specified for each borrowing hereunder of a Conventional Loan, each Lender shall make available the amount of the Conventional Loan to be made by such Lender on such date to the Administrative Agent, at account number 900-9-000002 maintained by the Administrative Agent at the Principal Office, in immediately available funds for the account of the Company. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with the Administrative Agent at the Principal Office.

          (d) LETTERS OF CREDIT. The Company shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as provided in
Section 2.02(c) not less than one (1) Business Day prior thereto of each request for the issuance, renewal, or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the beneficiary thereof, and such other terms as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue such Letter of Credit to the beneficiary thereof.

          (e) CONTINUATION OPTIONS. Subject to the terms of this Agreement, the Company may elect to continue all or any part of any Eurodollar Loan that is a Conventional Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice to the Administrative Agent of such election, specifying the amount of such Eurodollar Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Company shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan. All or any part of any Eurodollar Loan may be continued as provided herein, provided that (i) the principal amount of all or any part of a Loan so continued shall be not less than $1,000,000 in the aggregate for all Lenders and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto. The Company may not continue Bid Rate Loans.

          (f) CONVERSION OPTIONS. The Company may elect to convert any Eurodollar Loan that is a Conventional Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent of such election. Subject to the terms of this Agreement, the Company may elect to convert all or any part of a Base Rate Loan that is a Conventional Loan at any time and from time to time to a Eurodollar Loan by giving advance notice to the Administrative Agent of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in the principal amount not less than $1,000,000 in the aggregate for all Lenders. If no Default shall have occurred and be continuing, each Loan may be converted as provided in this Section. If a Default shall have occurred and be continuing, no Loan may be converted into a Eurodollar Loan.
The Company may not convert Bid Rate Loans.

          (g) BID RATE LOANS. The procedure for making Bid Rate Loans shall be as follows:

          (i) The Company may request Bid Rate Loans pursuant to this Section 2.02(g) from time to time from the Lenders by giving to the Administrative Agent, as bid administrator, a notice of a proposed bid rate borrowing in substantially the form of Exhibit C-2 hereto (a "Competitive Bid Request"), which notice shall be given not later than 10:00 a.m., New York time, on a Business Day not less than four (4) Business Days prior to the proposed date the Bid Rate Loans are to be borrowed if such Bid Rate Loans are Eurodollar Loans and not less than one (1) Business Day prior to the proposed date the Bid Rate Loans are to be borrowed if such Bid Rate Loans are Absolute Rate Loans. The Competitive Bid Request shall specify the proposed date of the Bid Rate Loans to be borrowed (which shall be a Business Day), the aggregate amount of the proposed Bid Rate Loans to be made, which shall be not less than $5,000,000, the duration therefor, the Type, the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Rate Loan. The Company may request offers to make Bid Rate Loans for up to three (3) different Interest Periods in a single Competitive Bid Request. The terms of a Competitive Bid Request may not waive or modify any of the conditions precedent set forth herein. The Administrative Agent, as bid administrator, shall promptly notify each Lender of the Company's request for Bid Rate Loans by sending each Lender a copy of the Competitive Bid Request.

          (ii) Each Competitive Bid Request must be in writing and may be delivered (whether by the Company or the Administrative Agent as bid administrator) by telegraph, telex, telecopy, other facsimile transmission or other suitable means. All responses to any Competitive Bid Request shall be in writing and may be delivered to the Administrative Agent by telegraph, telex, telecopy, other facsimile transmission or other suitable means.

          (iii) Upon receipt of such Competitive Bid Request, each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Loans to the Company at a rate or rates of interest specified by such Lender in its sole discretion by notifying the Administrative Agent, as bid administrator (which shall promptly convey such response to the Company), in writing by supplying a Bid Rate Quote in substantially the form of Exhibit C-3 hereto of its decision not later than 2:00 p.m., New York time, on the Business Day not less than four (4) Business Days prior to the proposed date the Bid Rate Loans are to be borrowed if such Bid Rate Loans are Eurodollar Loans and before 10:00 a.m. New York time on the same Business Day as the Bid Rate Loans are to be borrowed if such Bid Rate Loans are Absolute Rate Loans (provided that if the Administrative Agent, in its capacity as a Lender, desires to submit a Bid Rate Quote, it shall on the relevant date submit its quote not later than 1:45 p.m. and 9:45 a.m., respectively), of the minimum amount and maximum amount of each Bid Rate Loan such Lender would be willing to make as part of such proposed Bid Rate Loan (which shall be not less than $5,000,000), the rate or rates of interest therefor, the Applicable Lending Office therefor, if different, and the period of time during which such Lender's offer with respect to such rate or rates of interest shall remain open. Such rate or rates of interest may be either an Absolute Rate or based on the definition of "Eurodollar Rate," adding or subtracting any margin which such Lender deems appropriate. Unless otherwise agreed by the Administrative Agent and the Company, no Bid Rate Quote shall contain qualifying, conditional or similar language, propose terms other than or in addition to those set forth in the relevant Competitive Bid Request, or be conditioned upon acceptance by the Company of all of the Bid Rate Loans for which such offer is being made. Bid Rate Quotes not in compliance with this clause (iii) may be disregarded by the Company in its sole discretion.

          (iv) The Company shall, in turn, not later than the expiration of the period of time specified by such Lender during which its offer would remain open (but in no event later than 10:30 a.m. New York time on the Business Day that is three (3) Business Days prior to the proposed borrowing date if such Bid Rate Loans are Eurodollar Loans and not later than 11:00 a.m. New York time on the proposed borrowing date if such Bid Rate Loans are Absolute Rate Loans), in its sole discretion, either (A) cancel its request by giving the Administrative Agent, as bid administrator, notice to that effect, or (B) accept one or more offers made by Lenders to make one or more Bid Rate Loans, in its sole discretion, by giving notice to the Administrative Agent, as bid administrator, of the amount of each Bid Rate Loan to be made by such Lender (which amount shall be equal to or greater than the minimum amount and less than or equal to the maximum amount, that such Lender specified to the Company for such Bid Rate Loan pursuant to clause (iii) above, but in no event shall such amount be less than $5,000,000). In the event the Company fails to cancel its request or to accept the offer of a Lender to make one or more Bid Rate Loans within the time periods specified in this clause (iv), the Company shall be deemed to have canceled its request for such Bid Rate Loan. Upon notice that a Competitive Bid Request has been canceled, the Administrative Agent, as bid administrator, shall give prompt notice thereof to the Lenders.

          (v) The Company shall have no obligation to accept any offers, but if the Company accepts offers, it shall do so on the basis of the lowest Bid Rate offered; and in the event bids are equal, the Company may accept any such offers in its sole discretion. If the Company accepts one or more of the offers made by the Lenders, the Administrative Agent, as bid administrator, shall promptly notify each Lender whose offer was accepted of the date and aggregate amount of such Bid Rate Loan and shall promptly notify all other Lenders whose offers were not accepted of such fact. The benefit of any notice or time periods specified above in this Section 2.02(g) relating to Bid Rate Loans from any Lender may be waived by the Company or such Lender, as the case may be, without the consent or approval of the Administrative Agent or any other Lender.

          (vi) Not later than 1:00 p.m., New York time, on the date specified for each borrowing hereunder of a Bid Rate Loan, each Lender that has had its bids accepted shall make available the amount of such Bid Rate Loan to be made by it on such date to the Administrative Agent, at an account maintained by the Administrative Agent at the Principal Office, in immediately available funds, for the account of the Company. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, including without limitation the satisfaction of all conditions precedent specified in
Section 6.02, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company, designated by the Company, maintained with the Administrative Agent at the Principal Office.

          (vii) If any Lender makes a new Bid Rate Loan hereunder on a day on which the Company is to repay all or any part of any outstanding Bid Rate Loan from such Lender, such Lender shall apply the proceeds of its new Bid Rate Loan to make such repayment and only an amount equal to the difference (if any) between such amount being borrowed and such amount being repaid shall be made available by such Lender to the Company or remitted by the Company to such Lender, as the case may be.

          (viii) The indebtedness of the Company resulting from each Bid Rate Loan made to the Company shall be evidenced by the records of each Lender making a Bid Rate Loan and by the Bid Rate Note therefor. Such records shall be presumed correct; provided that the failure of any Lender to make any such notation on its Bid Rate Note shall not affect the Company's obligations in respect of its Bid Rate Loan from such Lender.

     SECTION 2.03  CHANGES OF COMMITMENTS.

     (a) SCHEDULED REDUCTIONS. Unless the Aggregate Commitments has already been reduced pursuant to Section 2.03(c), the Aggregate Commitments shall automatically reduce as follows:

     (i) on the initial Commitment Reduction Date, the Aggregate Commitments shall reduce to $275,000,000;

     (ii) on the second Commitment Reduction Date, the Aggregate Commitments shall reduce to $250,000,000;

     (iii) on the third Commitment Reduction Date, the Aggregate Commitments shall reduce to $225,000,000;

     (iv) on the fourth Commitment Reduction Date, the Aggregate Commitments shall reduce to $200,000,000;

     (v) on the fifth Commitment Reduction Date, the Aggregate Commitments shall reduce to $175,000,000; and

     (vi) on the Termination Date, the Aggregate Commitments shall be reduced to zero.

     (b)   WAIVER AND EXTENSION OF REVOLVING CREDIT REDUCTION DATES.

     (i) At any time prior to the date 15 days in advance of any Commitment Reduction Date, the Company may request in writing that the Lenders and the Canadian Lenders waive the scheduled reduction to occur on such Commitment Reduction Date; provided, that any such waiver shall require the consent of all of the Lenders and the Canadian Lenders, which consent may be withheld in each such Person's sole discretion; and provided, further, that if any Lender or Canadian Lender has not responded to such request in writing within 15 days after receipt of the written request of the Company by the Administrative Agent, such failure shall be deemed a denial of said request. Any waiver granted under this clause (i) shall not affect the amount or timing of any subsequent scheduled reductions.

     (ii) Without limitation of clause (i) above, at any time prior to the date 45 days in advance of the initial Commitment Reduction Date, the Company may request in writing that the Lenders and the Canadian Lenders postpone the initial Commitment Reduction Date for one (1) additional year; provided, that any such postponement shall require the consent of all of the Lenders and the Canadian Lenders, which consent may be withheld in each such Person's sole discretion; and provided, further, that if any Lender or Canadian Lender has not responded to such request in writing within the 45 days after receipt of the written request of the Company by the Administrative Agent, such failure shall be deemed a denial of said request. If the request for postponement is granted, the Company may request additional postponements at any time prior to the date 45 days in advance of the initial Commitment Reduction Date. Each postponement requires the consent of all Lenders and Canadian Lenders.

     (iii) If the Required Lenders (but not all Lenders and Canadian Lenders) have agreed to waive any reduction scheduled to occur on a Commitment Reduction Date under Section 2.03(a) as provided in Section 2.03(b)(i) or to postpone the initial Commitment Reduction Date as provided in Section 2.03(b)(ii), then the Company (or UMC Canada) may terminate, in whole but not in part, the Commitment of any Lender or the Canadian Subcommitment of any Canadian Lender which has refused to grant such waiver or extension (a "Terminated Lender") upon five (5) Business Days' notice, during the period commencing on the expiration of the 15 day or 45 day, as applicable, notice period referred to above and ending, in either case, on the date five (5) Business Days prior to the date of the scheduled reduction or the initial Commitment Reduction Date, by giving written notice to the Terminated Lender and the

     Administrative Agent (or the Canadian Agent) (such notice referred to herein as a "Notice of Termination"). In order to effect the termination of the Commitment (or Canadian Subcommitment) of the Terminated Lender, the Company (or UMC Canada) shall: (1) obtain an agreement with one or more Lenders (or Canadian Lenders) to increase its respective Commitment (or Canadian Subcommitment) and/or (2) request any one or more other financial institutions to become parties to this Agreement (or the Canadian Credit Agreement) in place of such Terminated Lender; provided, that any such financial institution is reasonably acceptable to the Administrative Agent (or the Canadian Agent) and becomes party to this Agreement (or the Canadian Credit Agreement) by executing an Assignment and Acceptance (or its equivalent under the Canadian Credit Agreement) (the Lender or other financial institutions that agree to accept in whole or in part the Commitment (or Canadian Subcommitment) of the Terminated Lender being referred to herein as the "Replacement Lender"), such that the aggregate increased and/or accepted Commitments (or Canadian Subcommitments) of the Replacement Lender(s) under clauses (1) and (2) equal the Commitment (or Canadian Subcommitment) of the Terminated Lender. If the Company (or UMC Canada) is unable to obtain one or more Replacement Lenders to accept the Commitment (or Canadian Subcommitment) of the Terminated Lender, the Commitment Reduction Date shall not be postponed. Any assignment to a Replacement Lender shall be effected pursuant to Section 12.06(b) or
     Section 12.03(b) of the Canadian Credit Agreement, as applicable.

     (c) OPTIONAL REDUCTION. The Company shall have the right to terminate or to reduce the Aggregate Commitments at any time or from time to time upon not less than one (1) Business Day's prior written notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $5,000,000, or any whole multiple of $1,000,000 in excess thereof). Such notice shall be irrevocable and effective only upon receipt by the Administrative Agent.

     (d) REINSTATEMENT. The Aggregate Commitments once terminated or reduced may not be reinstated. The amount of the Available U.S. Commitment may increase or decrease from time to time in accordance with the terms hereof, including, but not limited to Section 2.09.

     SECTION 2.04  FACILITY FEE AND OTHER FEES.

     (a) FACILITY FEE. The Company shall pay to the Administrative Agent for the account of the Lenders a facility fee (the "Facility Fee") in an aggregate amount equal to the Facility Fee Rate times the average daily Available U.S. Commitment. The Facility Fee will accrue for the period from and including the Effective Date to and including the Termination Date, without regard to the outstanding principal amount of Loans outstanding. Accrued Facility Fees shall be payable in arrears on each Quarterly Date and on the Termination Date.

          (b) LETTER OF CREDIT FEE. The Company agrees to pay to the Administrative Agent for the account of the Lenders a quarterly fee for issuing the Letters of Credit, calculated separately for each Letter of Credit, in an aggregate amount for each Letter of Credit equal to 1/4 of the product of (i) the LC Fee Rate, as then in effect, and (ii) the daily average balance during such quarter of the amount of the Letter of Credit upon which drafts may be drawn from time to time commencing on the date of issuance of such Letter of Credit (or on the date of Initial Funding for Letters of Credit issued under the Prior Credit Agreement and outstanding on the date of Initial Funding); provided that each respective Letter of Credit shall bear an aggregate minimum quarterly fee equal to $350, or such other fee as may be specifically agreed by the Company and the Administrative Agent in each respective Letter of Credit Agreement. All fees for all Letters of Credit (including all fees incurred for any amendments to Letters of Credit) shall be payable in arrears on each Quarterly Date.

     (c) ISSUING FEE. In addition to the fees described in Section 2.04(b), the Company shall pay to the Administrative Agent for its own account a quarterly fee for issuing each Letter of Credit, calculated separately for each Letter of Credit, in an aggregate amount for each Letter of Credit equal to 1/4 of the product of (i) .125% per annum and (ii) the daily average balance during such quarter of the amount of the Letter of Credit upon which drafts may be drawn from time to time commencing on the date of issuance of such Letter of Credit (or on the date of Initial Funding for Letters of Credit issued under the Prior Credit Agreement and outstanding on the date of Initial Funding). All fees for all Letters of Credit (including all fees incurred for any amendments to Letters of Credit) shall be payable in arrears on each Quarterly Date.

     (d) COMPETITIVE BID ADMINISTRATION FEE. Upon delivery of each Competitive Bid Request to the Administrative Agent, the Company shall pay to the Administrative Agent, as bid administrator, for its own account, a bid administration fee of $1,000, which fee shall be due and payable regardless of whether or not the Company cancels its request or accepts any offers from any Lender.

     SECTION 2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

     SECTION 2.06 SEVERAL OBLIGATIONS. The failure of any Lender to make any Loan to be made by such Lender or to provide funds for disbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide such funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

     SECTION 2.07  NOTES.

     (a) CONVENTIONAL NOTES. The Conventional Loans made by each Lender shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-1, dated as of the Effective Date or such later date that a Lender becomes a party hereto, payable to the order of such Lender in a principal amount equal to the maximum amount of its Commitment as originally in effect and otherwise duly completed. The date, amount, Type, interest rate and maturity date of each Conventional Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Conventional Loan Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of a Lender to make any notation shall not affect the Company's obligations in respect of such Loan.

     (b) BID RATE NOTES. The Bid Rate Loans made by each Lender shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-2, dated as of the Effective Date or such later date that a Lender becomes a party hereto, payable to such Lender and otherwise duly completed. The date, amount, Type, interest rate and maturity date of each Bid Rate Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Bid Rate Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of a Lender to make any notation shall not affect the Company's obligations in respect of such Loan.

     (c) NO RIGHT TO SUBDIVIDE. No Lender shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Notes pursuant to Section 12.06(b).

     SECTION 2.08  PREPAYMENTS.

     (a) OPTIONAL PREPAYMENTS. The Company may prepay Conventional Loans on any Business Day upon notice to the Administrative Agent (which shall promptly notify the Lenders), which notice (i) shall be given by the Company not later than 12:00 noon New York time on such Business Day, (ii) shall specify the amount of the prepayment (which shall be not less than $1,000,000 or the remaining balance of Base Rate Loans outstanding, if less) and (iii) shall be irrevocable and effective only upon receipt by the Administrative Agent. Interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. Any prepayment of any Eurodollar Loans shall be subject to the provisions of Section 5.05. The Company may not prepay Bid Rate Loans; provided that the foregoing shall not prevent an acceleration of the maturity of a Bid Rate Loan upon the occurrence and continuance of an Event of Default.

     (b) MANDATORY PREPAYMENT UPON REDUCTION OF COMMITMENT. If, after giving effect to any termination or reduction of the Aggregate Commitments pursuant to Section 2.03, the sum of the outstanding aggregate principal amount of the Loans and the LC Exposure exceeds the Aggregate Commitments, then the Company shall on the date of such termination or reduction pay or prepay the amount of such excess for application first, towards reduction of all amounts previously drawn under Letters of Credit, but not yet funded as a Conventional Loan pursuant to Section 4.07(b) or reimbursed, second, if necessary, towards reduction of the outstanding principal balance of the Conventional Loan Notes by prepaying Base Rate Loans, if any, then outstanding, third, if necessary, toward a reduction of the outstanding principal balance of the Conventional Loan Notes by prepaying Eurodollar Loans, if any, then outstanding, fourth, if necessary, paying such amount to the Administrative Agent as cash collateral for outstanding Letters of Credit, which amount shall be held by the Administrative Agent as cash collateral to secure the Company's obligation to reimburse the Administrative Agent and the Lenders for drawings under the Letters of Credit and fifth, if necessary, paying such amount to the Administrative Agent as cash collateral for outstanding Bid Rate Loans, which amount shall be held by the Administrative Agent as cash collateral to secure the Company's obligation under such Loans. The Company shall on the date of such termination or reduction also pay any amounts payable pursuant to Section 5.05 in connection therewith.

     (c) MANDATORY PREPAYMENT UPON REDETERMINATION. Upon any adjustment or redetermination of the amount of the Borrowing Base in accordance with (i) the definitions of Designated Contract or Material Subsidiary, (ii) Section 2.09,
(iii) 9.01(e)(ii), or (iv) Section 9.16, if the adjusted or redetermined Borrowing Base is less than the sum of the aggregate outstanding principal amount of the Loans, the LC Exposure and the Canadian Indebtedness (a "Borrowing Base Deficiency"), then the Company shall within 90 days of receipt of written notice thereof either (i) take such steps as may be approved by the Administrative Agent to increase the Borrowing Base by an amount equal to or greater than the amount of such Borrowing Base Deficiency or (ii) prepay the amount of such Borrowing Base Deficiency for application first, towards reduction of all amounts previously drawn under Letters of Credit, but not yet funded as a Conventional Loan pursuant to Section 4.07(b) or reimbursed, second, if necessary, towards reduction of the outstanding principal balance of the Conventional Loan Notes and Canadian Indebtedness by prepaying Base Rate Loans, as defined herein and as defined in the Canadian Credit Agreement, if any, then outstanding, third, if necessary, by prepaying Bankers' Acceptances issued and outstanding under the Canadian Credit Agreement, fourth, if necessary, toward a reduction of the outstanding principal balance of the Conventional Loan Notes by prepaying Eurodollar Loans, if any, then outstanding, fifth, if necessary, paying such amount to the Administrative Agent as cash collateral for outstanding Letters of Credit, which amount shall be held by the Administrative Agent as cash collateral to secure the Company's obligation to reimburse the Administrative Agent and the Lenders for drawings under the Letters of Credit and sixth, if necessary, paying such amount to the Administrative Agent as cash collateral for outstanding Bid Rate Loans, which amount shall be held by the Administrative Agent as cash collateral to secure the Company's obligation under such Loans. The Company shall also pay any amounts payable pursuant to Section 5.05 in connection therewith.

     (d) PREPAYMENT FOLLOWING REALLOCATION. Upon any reallocation of the Borrowing Base in accordance with Section 2.09, if either (i) the Available U.S. Commitment is less than the sum of the aggregate outstanding principal amount of the Loans and the LC Exposure or (ii) the Available Canadian Subcommitment is less than the Canadian Indebtedness, then in either case, the Company shall within 90 days of receipt of written notice thereof, prepay the amount of such excess in a manner consistent with the application order specified in Section 2.08(c).

     (e)  NO PENALTY OR PREMIUMS.  Subject to compensation requirements of
Section 5.05, all prepayments shall be without premium or penalty.

     SECTION 2.09  BORROWING BASE.

     (a)  COMPONENTS AND ALLOCATION.

     (i) The Borrowing Base shall be comprised of two components: the North American Component and the International Component. The North American Component shall be not less than sixty percent (60%) of the amount of the Borrowing Base and the International Component shall be not more than forty percent (40%) of the Borrowing Base. For the period from and including the Effective Date to but not including the first Redetermination Date, the amount of the Borrowing Base shall be $275,000,000, representing a North American Component of $200,000,000 and an International Component of $75,000,000. The Borrowing Base may not exceed the Aggregate Commitments. Notwithstanding the foregoing, the International

     Component (and, accordingly, the Borrowing Base) shall be decreased by the value of the Oil and Gas Properties subject to a Designated Contract described in Section 8.10 until the earlier of (1) receipt by the Collateral Agent of the acknowledgments described in Section 8.10 with respect to such Designated Contract, and (2) the expiration of the 180 day period described in Section 8.10.

     (ii) Subject to the terms of Section 2.09(a)(i), the Borrowing Base shall be determined in accordance with Sections 2.09(b), (c) and (d) by the Technical Agents with the approval or deemed approval of the Required Lenders (provided that any increase in the Borrowing Base shall require the approval or deemed approval of all the Lenders and the Canadian Lenders). The Borrowing Base will be redetermined annually in accordance with Section 2.09(b), commencing May 1, 1998; provided that, subject to Section 2.09(e), if the Borrowing Base Utilization Percentage is greater than fifty percent (50%) at any time during the 90 day period prior to October 1st of each year, the Required Lenders may designate in writing that a redetermination shall occur on the following November 1st. Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date.

     (iii) Without regard to its constituent components, the Borrowing Base may be allocated between the Company under this Agreement and UMC Canada under the Canadian Credit Agreement. The Allocated U.S. Borrowing Base in effect from time to time shall represent the maximum amount of credit in the form of Loans and Letters of Credit (subject to the Aggregate Commitments and the other provisions of this Agreement) that the Lenders will extend to the Company at any one time prior to the Termination Date. On the Effective Date, the Allocated Canadian Borrowing Base shall be $17,582,418.00, resulting in an initial Allocated U.S. Borrowing Base of $257,417,582.00.

     (iv) The Company at any time shall have the right to request in writing to the Administrative Agent, Canadian Agent and the Canadian Lenders that the Canadian Lenders, in their sole discretion, increase the Allocated Canadian Borrowing Base; provided that any such increase shall require the approval of all of the Canadian Lenders; and provided further that the Company may not make such request more than three (3) times during any twelve month period. Within ten (10) Business Days of the receipt by the Canadian Lenders of such request, the Canadian Lenders shall give written notice to the Company and the Administrative Agent of their approval or disapproval of such increase. If such increase is approved, each Lender which is also a Canadian Lender (or who has an Affiliated Canadian Lender) shall have its pro rata share of the Allocated U.S. Borrowing Base reduced by an amount equal to its corresponding increase in the Allocated Canadian Borrowing Base. The revised Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base (and, if applicable, Commitment Percentages) shall become effective upon the distribution by the Administrative Agent to the Company, all Lenders and all Canadian Lenders of written notice thereof which shall occur not later than three (3) Business Days after its receipt of the notice of increase.

     (v) The Company at any time shall have the right to request in writing to the Administrative Agent, the Canadian Agent and the Lenders who are also Canadian Lenders (or who have

     Affiliated Canadian Lenders) that such Lenders who are also Canadian Lenders (or who have Affiliated Canadian Lenders), in their sole discretion, permit the Company to decrease the Allocated Canadian Borrowing Base; provided that any such change shall require the approval of all of such Lenders; and provided further that the Company may not make such request more than three (3) times during any twelve month period. Within ten (10) Business Days of the receipt by such Lenders of such request, such Lenders shall give written notice to the Company and the Administrative Agent of their approval or disapproval of such change. If such decrease is approved, each such Lender shall have its pro rata share of the Allocated U.S. Borrowing Base increased by an amount equal to its corresponding decrease in the Allocated Canadian Borrowing Base. The revised Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base (and, if applicable, Commitment Percentages) shall become effective upon the distribution by the Administrative Agent to the Company, all Lenders and all Canadian Lenders of written notice thereof which shall occur not later than three (3) Business Days after its receipt of the notice of increase.

     (vi) Reallocations of the Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base may affect the Commitment Percentage set forth on Annex I, but shall not, without the prior agreement of all the Lenders and the Company, affect the Global Commitment Percentage.

     (b) REDETERMINATION. On or before April 1st of each year (and October 1st, if the Technical Agents have made the election permitted under Section 2.09(a)(ii)), commencing April 1, 1998 (or commencing October 1, 1997, if the Technical Agents have made the election permitted under Section 2.09(a)(ii)), the Technical Agents shall propose in writing to the Company, the Lenders and the Canadian Lenders a new Borrowing Base in accordance with Section 2.09(c) (assuming receipt by the Technical Agents of the Engineering Reports in a timely and complete manner). After having received notice of such proposal by the Technical Agents, each Lender and each Canadian Lender shall have ten (10) days to agree with such proposal or disagree by proposing an alternate Borrowing Base. If at the end of ten (10) days, any Lender or Canadian Lender has not communicated its approval or disapproval, such silence shall be deemed to be an approval. If, however, within ten (10) days, the Required Lenders have not approved or deemed to have approved, as aforesaid, the proposed Borrowing Base, then the Borrowing Base shall be determined in accordance with Section 2.09(d). After such redetermined Borrowing Base is approved by the Required Lenders or is otherwise determined as provided in Section 2.09(d), it shall become effective and applicable to the Company, the Agents, the Lenders and the Canadian Lenders as of the next succeeding May 1st (or if the election is made under Section 2.09(a)(ii), November 1st).

     (c)   ENGINEERING REPORTS.  Upon receipt of the reports required by
Section 8.05 and such other reports, data, and supplemental information as may, from time to time, be reasonably requested by the Required Lenders (the "Engineering Reports"), together with a certificate from the President or chief financial officer of the Company that, to the best of his knowledge and in all material respects, (i) the information contained in the Engineering Reports is true and correct, (ii) the certificate identifies the Properties covered by the Engineering Reports that have not been previously included in any prior Engineering Reports, and (iii) no other Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all Oil and Gas Properties sold in compliance with Section 9.16 (or pursuant to a waiver thereof) and in such detail as reasonably required by the Technical Agents, the Technical Agents will evaluate such information. The Technical Agents, with the approval or deemed approval of the Required Lenders as set forth in Section 2.09(b), but subject to the terms of Section 2.09(d), shall redetermine the Borrowing Base based upon such information and such other information (including, without limitation, the Indebtedness) as the Technical Agents deem appropriate and consistent with their normal oil and gas lending criteria as it exists at the particular time (including, without limitation, the status of title information with respect to Properties in the Engineering Reports and the existence of any other Debt including, without limitation, the Debt of UMC Canada under the Canadian Credit Agreement). Such redetermination shall be accomplished not later than and effective as of the first (1st) day of each May (or November, if appropriate pursuant to Section 2.09(a)(ii)) of each calendar year, assuming that the Company shall have furnished the Engineering Reports in a timely and complete manner.

     (d) CONSENSUS AND FAILURE OF CONSENSUS. Except as hereinafter provided, the decision of the Required Lenders with respect to any Borrowing Base determination shall control; however, if the Required Lenders have not approved or are not deemed to have approved the Borrowing Base as of the date such a determination is called for in Section 2.09(b), any Lender or Canadian Lender may submit a proposed amount and the Borrowing Base to be determined shall be equal to an amount calculated by adding the three (3) highest proposed Borrowing Base amounts from the Borrowing Base amounts submitted by the Lenders and the Canadian Lenders, and then dividing such sum by three (3). Notwithstanding the foregoing, however, any increase in the Borrowing Base shall require the consent of all the Lenders and the Canadian Lenders.

     (e) INTERIM REDETERMINATIONS. The Company may, at its option one time during a 12 month period, initiate an interim redetermination of the Borrowing Base. The Required Lenders may, at their option one time during any 12 month period, initiate an interim redetermination of either the North American Component or the International Component of the Borrowing Base if, in the reasonable judgment of the Required Lenders, an event has occurred or circumstance exists which has or which could reasonably be expected to have a Material Adverse Effect. Without limitation of such events or circumstances, the parties agree that any of the following shall constitute events which could reasonably be expected to have a Material Adverse Effect:

     (i) any change in any Governmental Requirement relating to Taxes which causes United Meridian or any of its Subsidiaries to pay Taxes in materially greater amounts than it or they were paying prior to the change in connection with any Designated Contract or their operations thereunder, including the export of crude oil;

     (ii) any permanent condemnation, confiscation or seizure of, or requisition of title to or use of, by any Governmental Authority of any Material Subsidiary or any Designated Contract if such action results in the loss (net of any insurance recovery) of Oil and Gas Properties which constitute 5% or more of the then current amount of the Borrowing Base;

     (iii) any of the Oil and Gas Properties of a Material Subsidiary which constitute 5% or more of the then current amount of the Borrowing Base shall suffer any Event of Loss;

     (iv) any provision of any Designated Contract shall be amended, modified or supplemented if the effect of such actions could reasonably be expected to have a Material Adverse Effect or any Designated Contract shall be terminated unless a successor contract has been executed and delivered as permitted by the terms of Section 9.21(b) and the Company has, or has caused its Subsidiary to, comply with the terms of Section 8.11(b); or

     (v) any Material Subsidiary shall Abandon its interest as a production sharing contractor under any Designated Contract.

                                  ARTICLE III
                      PAYMENTS OF PRINCIPAL AND INTEREST

     SECTION 3.01  REPAYMENT OF LOANS.  The Company will pay on the
Termination Date to the Administrative Agent for the account of each Lender the then-outstanding principal amount of each Conventional Loan made by such Lender. Notwithstanding the foregoing sentence, each Bid Rate Loan will mature and be payable in full on the last day of the Interest Period therefor and the Company agrees to pay to the Administrative Agent for the account of the Lender making such Bid Rate Loan the amount of such Bid Rate Loan in full on such day.

     SECTION 3.02  INTEREST.

     (a) The Company will pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

     (i) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin for Base Rate Loans, but in no event to exceed the Highest Lawful Rate;

     (ii) if such Loan is a Eurodollar Loan that is a Conventional Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin for Eurodollar Loans that are Conventional Loans, but in no event to exceed the Highest Lawful Rate;

     (iii) if such Loan is a Eurodollar Loan that is a Bid Rate Loan, for each Interest Period relating thereto, the Eurodollar Rate for Eurodollar Loans plus or minus any margin as may be agreed between the Company and the Lender making such Bid Rate Loan, but in no event to exceed the Highest Lawful Rate; and

     (iv) if such Loan is an Absolute Rate Loan, for each Interest Period relating thereto, such rate per annum as may be agreed between the Company and the Lender making such Bid Rate Loan, but in no event to exceed the Highest Lawful Rate.

     Notwithstanding the foregoing, the Company will pay to the Administrative Agent for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and, to the fullest extent permitted by law, on any other amount payable by the

Company or a Guarantor hereunder or under any Security Instrument, that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full, but in no event to exceed the Highest Lawful Rate.

     (b) Accrued interest on each Base Rate Loan shall be payable quarterly on each Quarterly Date. Accrued interest on each Eurodollar Loan and Absolute Rate Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months or ninety (90) days, at three-month or ninety (90) day intervals, as appropriate, following the first day of such Interest Period. In any event, interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan pursuant to Section 5.04 shall be payable on the date of conversion (but only to the extent so converted).

     (c) Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Company and the Lenders to which such interest is payable thereof. Upon notice to the Administrative Agent of the incurrence of Debt pursuant to Section 8.01(g) and/or any change in the amount of the Indebtedness (including the LC Exposure) outstanding hereunder or the amount of the Canadian Indebtedness under the Canadian Credit Agreement, the Administrative Agent shall promptly redetermine the Borrowing Base Utilization Percentage; and in the event such circumstances result in a change in the Applicable Margin, the Facility Fee Rate or the LC Fee Rate, the Administrative Agent shall notify the Lenders and the Company thereof.

                                  ARTICLE IV
               PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

     SECTION 4.01 PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement, the Notes and other Security Instruments shall be made in Dollars, in immediately available funds, to the Administrative Agent at account number 900-9-000002 maintained by the Administrative Agent at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Company shall, subject to Section 4.02, at the time of making each payment under this Agreement, any Note or any other Security Instrument, specify to the Administrative Agent the Loans, Letters of Credit or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, and such day is not a Quarterly Date or other day on which a payment of either interest or principal is due, then such payments shall be applied in the following order: first, to interest accrued on Conventional Loans maintained as Base Rate Loans, second, any excess to reduce the aggregate principal amount then outstanding on Conventional Loans maintained as Base Rate Loans, third, any excess to interest accrued on Conventional Loans maintained as Eurodollar Loans, and fourth any excess to reduce the aggregate principal amount then outstanding on Conventional Loans maintained as Eurodollar Loans; provided that if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders in such manner as it or the Required Lenders may determine to be appropriate, subject to
Section 4.02). Each payment received by the Administrative Agent under this Agreement, any Note or any other Security Instrument for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the

Loan, Letter of Credit or other amount in respect of which such payment is made. Except as provided in clause (ii) of the provisions of the definition of Interest Period, if the due date of any payment under this Agreement, any Note or any other Security Instrument would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     SECTION 4.02  PRO RATA TREATMENT.   Except with respect to Bid Rate
Loans made by any Lender or to the extent otherwise provided herein: (a) (i) each borrowing from the Lenders under Section 2.01 shall be made from the Lenders in such amounts as may be necessary so that, after giving effect to such borrowing, the outstanding Conventional Loans shall have been made pro rata by the Lenders based on their respective Commitment Percentages as then in effect,
(ii) each payment of Facility Fee or other fees under Sections 2.04(a) and (b) shall be made for the account of the Lenders pro rata according to their respective Commitment Percentages, and (iii) each termination or reduction of the amount of the Commitments under Section 2.03 shall be applied to the Commitments of the Lenders pro rata according to their respective Global Commitment Percentages (or, if there is a contemporaneous and corresponding termination or reduction of the amount of the Canadian Subcommitments, such amounts as may be necessary so that, after giving effect to such reduction, the Global Commitment Percentages shall have been reduced pro rata); (b) each payment of principal of Conventional Loans by the Company shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Conventional Loans held by the Lenders; (c) each payment of interest on Conventional Loans by the Company shall be made for the account of the Lenders pro rata in accordance with the amounts of interest due and payable on such Conventional Loans to the respective Lenders; and (d) each reimbursement by the Company of disbursements under Letters of Credit shall be made for the account of the Lenders pro rata in accordance with the amounts of reimbursement obligations due and payable on such Letters of Credit to the respective Lenders. If, on any day on which payments on account of one or more Bid Rate Loans are due, payments on account of Conventional Loans or on account of other items otherwise under this Agreement are also due and the Agent has received insufficient funds to pay all amounts due and owing on such date, then the Agent shall distribute all funds so received pro rata among the Lenders in accordance with the unpaid amounts due on such day.

     SECTION 4.03 COMPUTATIONS. Interest on Eurodollar Loans and Absolute Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable (unless such calculation would result in a rate of interest that would exceed the Highest Lawful Rate for any Lender in which event such calculation for such Lender shall be computed on the basis of a year of 365 or 366 days, as the case may be). Interest on Base Rate Loans and fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     SECTION 4.04 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Company prior to the date on which a payment is scheduled to be made to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or under a Letter of Credit or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called a "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date. If such Lender or the Company (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Base Rate for such day, but in no event to exceed the Highest Lawful Rate.

     SECTION 4.05  SHARING OF PAYMENTS, ETC.

     (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled (after consultation with the Administrative Agent), at its option, during the existence of an Event of Default, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder or under any other Security Instrument which is not paid when due (regardless of whether such balances are then due to the Company), in which case such Lender shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

     (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Company under this Agreement or payment of any reimbursement obligation under a Letter of Credit Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest or reimbursement obligation then due hereunder or under the respective Letter of Credit Agreement, as the case may be, by the Company to such Lender than the percentage received by any other Lenders, such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) or reimbursement obligations under the Letter of Credit Agreements in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders or pro rata in accordance with the unpaid reimbursement obligation owed to each of the Lenders. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) or in the reimbursement obligations owed to the other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or reimbursement obligations, as the case may be, in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

     (c) Without limitation of the last sentence of Section 4.02, if an Event of Default has occurred and is continuing and the Notes have been declared to be immediately due and payable, the Administrative Agent shall distribute funds received pro rata among the Lenders in accordance with the respective unpaid principal amounts of the Loans (whether Conventional Loans or Bid Rate Loans) held by the Lenders.

     SECTION 4.06 ASSUMPTION OF RISKS. The Company assumes all risks of the acts or omissions of beneficiaries of any of the Letters of Credit with respect to its use of the Letters of Credit. Except in the case of gross negligence or willful misconduct on the part of such Person or any of its employees, neither the Administrative Agent, the Administrative Agent's correspondents, any other Agent, nor any Lender shall be responsible: (a) for the validity or genuineness of certificates or other documents, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; (b) for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; (c) for errors in translation or for errors in interpretation of technical terms; or (d) for any other consequences arising from causes beyond the Administrative Agent's control. In addition, neither the Administrative Agent, any other Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Administrative Agent's correspondents which were chosen in good faith; and none of the above shall affect, impair or prevent the vesting of any of the Administrative Agent's rights or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Administrative Agent and the Administrative Agent's correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation. In furtherance and not in limitation of the foregoing provisions, the Company agrees that any action, inaction or omission taken or not taken by the Administrative Agent or any correspondent in the absence of gross negligence or willful misconduct by the Administrative Agent or any correspondent in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Company and shall not put the Administrative Agent or its correspondents or any Lender under any resulting liability to the Company.

     SECTION 4.07  OBLIGATION TO REIMBURSE AND TO PREPAY.

     (a) If any draft or claim shall be presented for payment under a Letter of Credit, after confirming that such draft or claim complies with all requirements of the relevant Letter of Credit, the Administrative Agent shall promptly notify the Company and each Lender orally (confirming such notice promptly in writing) of the date and the amount of the draft or claim presented for payment, the Business Day on which such draft or claim is to be honored and, in the case of each Lender, the ratable share of such draft or claim attributable to such Lender on the basis of its Commitment Percentage then in effect.

     (b) If a disbursement by the Administrative Agent is made under any Letter of Credit and no Default under this Agreement shall have occurred and be continuing, the Company may elect, and if no election is made, the Company shall be deemed to have elected, to have the amount of such disbursement up to the amount of the Available U.S. Commitment then available treated as a Conventional Loan to the Company as provided in Section 2.01(a), subject to the terms and conditions set forth in this Agreement. With respect to any disbursement under a Letter of Credit after and during the continuance of a Default, the amount of such disbursement shall be due and payable immediately and the Company shall pay to the Administrative Agent, promptly after notice of such disbursement is received by the Company, in federal or other immediately available funds, the amount of such disbursement, together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the Base Rate (as in effect from time to time) plus the Applicable Margin for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the first Business Day following the date of such disbursement and (ii) the Post-Default Rate for Base Rate Loans for the period from and including the second Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount.

     (c) The Company's obligation to make each such payment shall be absolute and unconditional and shall not be subject to any defense or be affected by any right of setoff, counterclaim or recoupment which the Company may now or hereafter have against any beneficiary of any Letter of Credit, the Administrative Agent, any other Agent, any Lender or any other Person for any reason whatsoever (but, without prejudice to any other provisions hereof, any such payment shall not waive, impair or otherwise adversely affect any claim, if any, that the Company may have against any beneficiary of a Letter of Credit, the Administrative Agent, any other Agent, any Lender or any other Person).

     (d) If an Event of Default shall have occurred and be continuing, the Company shall, upon request of the Required Lenders, pay to the Collateral Agent as cash collateral an amount equal to the LC Exposure. The Company's obligation to provide such cash collateral shall be absolute and unconditional without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit. In addition, the Company's obligation shall not be subject to any defense or be affected by a right of setoff, counterclaim or recoupment which the Company may now or hereafter have against any such beneficiary, any Agent, any Lender or any other Person for any reason whatsoever (but, without prejudice to any other provisions hereof, any such payment shall not waive, impair or otherwise adversely affect any claim, if any, that the Company may have against any beneficiary of a Letter of Credit, the Administrative Agent, any other Agent, any Lender or any other Person). The Company hereby grants to the Collateral Agent, for the benefit of the Agents and the Lenders, a security interest in all such cash to secure the LC Exposure and any and all other Indebtedness now or hereafter owing hereunder. If the Company shall provide cash collateral under this Section 4.07(a) or shall prepay any Letter of Credit pursuant to Section
2.08 and thereafter either (i) drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, or (ii) such Event of Default shall have been waived or cured, then the Agents and the Lenders agree that the Collateral Agent is hereby authorized, without further action by any other Agent or Lender, to release the Lien in such cash and will direct the Collateral Agent to remit to the Company amounts for which the contingent obligations evidenced by such Letters of Credit have ceased.

     SECTION 4.08  OBLIGATIONS FOR LETTERS OF CREDIT.

     (a) Immediately, (i) upon issuance of any Letter of Credit by the Administrative Agent and (ii) effective on the date of the Initial Funding with respect to Letters of Credit outstanding under the Prior Credit Agreement on the date of Initial Funding, each Lender shall be deemed to be a participant through the Administrative Agent in the obligation of the Administrative Agent under such Letter of Credit. Upon the delivery by such Lender to the Administrative Agent of funds requested for a disbursement pursuant to Section 4.08(c), such Lender shall be deemed as having purchased a participating interest in the Company's reimbursement obligations with respect to such Letter of Credit in an amount equal to such funds delivered to the Administrative Agent.

     (b) Each Lender severally agrees with the Administrative Agent and the Company that it shall be unconditionally liable to the Administrative Agent, without regard to the occurrence of any Default or Event of Default, for its prorata share, based upon its Commitment Percentage, of disbursements under any Letter of Credit, and agrees to reimburse on demand the Administrative Agent for its pro rata share of each such disbursement.

     (c) The Administrative Agent shall promptly request from each Lender its ratable share of any disbursement under any Letter of Credit that the Company has not elected hereunder to treat as a Conventional Loan pursuant to
Section 4.07, which amount shall be made available by each Lender to the Administrative Agent at the Principal Office in immediately available funds no later than 2:00 p.m. New York time on the date requested. If such amount due to the Administrative Agent is made available later than 2:00 p.m. New York time on the date requested, then such Lender shall pay to the Administrative Agent such amount with interest thereon in respect of each day during the period commencing on the date such amount was requested until the date the Administrative Agent receives such amount at a rate per annum equal to the Base Rate (but not to exceed the Highest Lawful Rate).

                                   ARTICLE V
                        YIELD PROTECTION AND ILLEGALITY

     SECTION 5.01  ADDITIONAL COSTS.

     (a) EURODOLLAR REGULATIONS. The Company shall pay directly to each Lender such amounts as such Lender may determine to be necessary to compensate it for any increased costs incurred by the Lender which such Lender determines are attributable to its making or maintaining any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than franchise taxes, taxes on capital and/or gross receipts or taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office ("Excluded Taxes")); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section
1.02 hereof), or any Commitment of such Lender; or (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or Commitment.

     (b) SUSPENSION OF EURODOLLAR LOANS. If any Lender requests compensation from the Company under Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable). Without limiting the effect of the foregoing provisions of this Section 5.01(b), in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, such Lender may elect by notice to the Company (with a copy to the Administrative Agent), to suspend its obligation to make additional Eurodollar Loans until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

     (c) CAPITAL ADEQUACY. Without limiting the effect of Section 5.01(a) and (b), but without duplication, after any Regulatory Change, the Company shall pay directly to each Lender such amounts as such Lender may determine to be necessary to compensate such Lender (or its parent or holding company) for any costs which it determines are attributable to the maintenance by such Lender (or its parent or holding company or its Applicable Lending Office) of its capital in respect of its Commitment, its Note, any Loans and/or any interest held by it in any Letter of Credit. Such compensation shall include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office) to a level below that which such Lender (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request.

     (d) COMPENSATION PROCEDURE. Each Lender will notify the Administrative Agent and the Company of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 5.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Lender will furnish the Administrative Agent and the Company with a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Sections 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or issuing or participating in Letters of Credit or its obligation to make Loans or issue or participate in Letters of Credit, or on amounts receivable by it in respect of Loans or such obligations, and of the additional amounts required to compensate such Lender under this
Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

     SECTION 5.02 LIMITATION ON EURODOLLAR LOANS. Notwithstanding any other provision of this Agreement, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

     (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

     (b) the Administrative Agent shall determine (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

     SECTION 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

     SECTION 5.04 BASE RATE LOANS PURSUANT TO SECTIONS 5.01, 5.02 AND 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Section 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Company with a copy to the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice). To the extent that Affected Loans are so made as (or converted into) Base Rate Loans all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to the Loans so converted.

     SECTION 5.05  COMPENSATION.

     (a) FUNDING LOSSES. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines are attributable to:

     (i) any payment, prepayment or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

     (ii) any failure by the Company for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice of borrowing given pursuant to Section 2.02.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (x) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or converted for the period from the date of such payment, prepayment or conversion to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date specified for such borrowing, conversion or continuation) at the applicable rate of interest for such Loan provided for herein over (y) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

     (b) COMPENSATION PROCEDURE. Each Lender will notify the Administrative Agent and the Company of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 5.05 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Lender will furnish the Administrative Agent and the Company with a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 5.05. Determinations shall be conclusive, provided that such determinations are made on a reasonable basis.

     SECTION 5.06  ADDITIONAL COST IN RESPECT OF TAX.

     (a) PAYMENTS FEE AND CLEAR. Each payment to be made by the Company hereunder or in connection herewith to any Agent or Lender or any other Person shall be made free and clear of and without deduction for or on account of any Tax unless the Company is required to make such payment subject to the deduction or withholding of Tax, in which case (except for Excluded Taxes) the sum payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, such Person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had not such deduction or withholding been made or required to be made.

     (b) OBLIGATION TO INDEMNIFY. If (i) any Agent or Lender is required by law to make any payment on account of any Tax (except for Excluded Taxes) on or in relation to any sum received or receivable hereunder by such Agent or Lender or (ii) any liability in respect of any such payment is asserted, imposed, levied or assessed against such Agent or Lender, then the Company shall promptly pay to such Agent or Lender, as the case may be, any additional amounts necessary to compensate it for such payment together with any interest, penalties and expenses payable or incurred in connection therewith. If an Agent or a Lender has paid over on account of Tax (other than Excluded Taxes) an amount paid to it by the Company pursuant to the foregoing indemnification and the amount so paid over is subsequently refunded to the recipient Agent or Lender, in whole or in part, then the recipient Agent or Lender shall promptly remit such amount refunded to the Company.

     (c) COMPENSATION PROCEDURE. Any Agent or Lender intending to make a claim pursuant to this Section 5.06 shall deliver to the Administrative Agent, reasonably promptly after becoming aware of the circumstances giving rise to the claim, a certificate to that effect specifying the event by reason of which it is entitled to make such claim and setting out in reasonable detail the basis and computation of such claim. The Administrative Agent shall promptly deliver to the Company a copy of such certificate or its own certificate, as appropriate.

     (d) NOTICE OF CHANGES; PROOF OF PAYMENT. If at any time the Company is required by law to make any deduction or withholding from any sum payable by it hereunder or in connection herewith (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Company shall promptly notify the Administrative Agent thereof. If the Company makes any payment hereunder or in connection herewith for which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Administrative Agent within thirty (30) days after it has made such payment to the applicable authority (i) a receipt issued by such authority or (ii) other evidence reasonably satisfactory to the Administrative Agent evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

     SECTION 5.07  AVOIDANCE OF TAXES AND ADDITIONAL COSTS.

     (a) CHANGE APPLICABLE FUNDING OFFICE. If a Lender makes any claim under Section 5.01 or Section 5.06 in respect of Additional Costs of Taxes, such Lender shall be obligated to use reasonable efforts to designate a different Applicable Lending Office for the Commitment or the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation or the imposition of any Taxes and will not, in the sole opinion of such Lender, be disadvantageous to such Lender; provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States.

     (b)   REPLACEMENT.  If any Lender claims (i) payment of Additional
Costs, (ii) the inability to make or maintain the Eurodollar Rate for its Loans pursuant to Section 5.01 or 5.03 (when such inability is not then being claimed by substantially all of the Lenders) or (iii) payment of any Taxes pursuant to
Section 5.06, then the Company shall have the right, upon payment of such requested Additional Costs or Taxes, if applicable, to (i) prepay the Loans made by such Lender and terminate the Commitment of such Lender on a non pro rata basis or (ii) subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), find one or more Persons willing to assume the Loans, Commitment and other obligations of such Lender and replace such Lender pursuant to an Assignment and Acceptance. Any such assumption shall be effected pursuant to Section 12.06(b).

The Company shall not, however, be entitled to replace any Lender if an event which with notice or lapse of time, or both, would constitute a Default or an Event of Default exists at the time.

     SECTION 5.08 LENDER TAX REPRESENTATION. Each Lender represents that it is either (a) a corporation organized under the laws of the United States of America or any state thereof or (b) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement, the Notes and the other Security Instruments (i) under an applicable provision of a tax convention to which the United States of America is a party or (ii) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Company and the Administrative Agent on the Effective Date, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law, two accurate and complete original signed copies of either Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business or Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder. If a Lender determines, as a result of any Regulatory Change or other change in its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 5.08, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Administrative Agent of such fact.

     SECTION 5.09 LIMITATION ON RIGHT TO COMPENSATION. Any demand for compensation pursuant to Article V (other than Section 5.06) must be made on or before twelve (12) months after the Lender incurs the expense, cost or economic loss referred to or such Lender shall be deemed to have waived the right to such compensation. Any demand for compensation pursuant to Section 5.06 must be made on or before twenty-four (24) months after the Lender incurs the expense, cost or economic loss referred to or such Lender shall be deemed to have waived the right to such compensation.

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

     SECTION 6.01 INITIAL LOAN. The obligation of the Lenders to make the initial Loans hereunder (which initial Loans will include the purchase, renewal and rearrangement of the Debt outstanding under the Prior Credit Agreement and the assumption of the obligations under all Letters of Credit outstanding under the Prior Credit Agreement) is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent in form and substance unless otherwise indicated:

     (a) A certificate of the Secretary or Assistant Secretary of the Company setting forth (i) that the resolutions of its board of directors attached to such certificate are in full force and effect with respect to the authorization of the execution, delivery and performance of the obligations contained in the Notes, this Agreement and the other Security Instruments to which it is a party, (ii) that the officers of the Company specified in such Secretary's Certificate are authorized to sign this Agreement, the Notes, and the other Security Instruments to which it is a party and who, until replaced by another officer or officers duly authorized for that purpose, will act as the Company's representative(s) for the purposes of signing documents and giving notices and other communications in connection with this Agreement, the other Security Instruments to which it is a party and the transactions contemplated hereby and thereby, (iii) specimen signatures of the officers so authorized, and (iv) that attached to such certificate are true and complete copies of the certificate of incorporation and the bylaws of the Company. The Agents and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Company to the contrary.

     (b) A certificate of the Secretary or Assistant Secretary of each Guarantor setting forth (i) that the resolutions of its board of directors attached to such certificate are in full force and effect with respect to the authorization of the execution, delivery and performance of the obligations contained in the Security Instruments to which it is a party, (ii) that the officers of such Guarantor specified in such Secretary's Certificate are authorized to sign the Security Instruments to which it is a party and who, until replaced by another officer or officers duly authorized for that purpose, will act as its representative(s) for the purposes of signing documents and giving notices and other communications in connection with such Security Instruments and the transactions contemplated thereby, (iii) specimen signatures of the officers so authorized, and (iv) that attached to such certificate are true and complete copies of the articles or certificate of incorporation and the bylaws of such Guarantor. The Agents and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Guarantor to the contrary.

     (c) The Notes, the Guaranty Agreements, the IFC Assignment Documents and the other Security Instruments listed on Exhibit F, each duly completed and executed.

     (d)   The following legal opinions:

     (i) An opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to United Meridian and its Subsidiaries, including the Company, substantially in the form of Exhibit B; and

     (ii) An opinion of Gide Loyrette Nouel, special Cote d'Ivoire counsel to UMC-CI-11, addressing such matters as may be reasonably requested by the Administrative Agent.

     (e)   the Initial Reserve Reports.

     (f) Pro forma financial projections for United Meridian and its Consolidated Subsidiaries for the period of three (3) consecutive fiscal years, commencing on January 1, 1997, specifying in reasonable detail projected gross and net revenue from the sale of Hydrocarbons and expected capital expenditures for each fiscal year occurring during such three year period.

     (g) The Administrative Agent shall have received one or more certificates or policies of insurance reflecting that United Meridian and its Subsidiaries, including the Company, are carrying insurance consistent with the requirements of this Agreement as to amounts, coverages and provisions.

     (h) All conditions to closing the Canadian Credit Agreement shall have been satisfied or waived contemporaneously with the Initial Funding.

     (i) Evidence of termination of other existing credit facilities and repayment of Debt thereunder, other than (i) the Havre Credit Facility and (ii) the IFC Loan.

     (j)   Each of the Designated Contracts in effect as of the Effective
Date shall have been executed and delivered by the parties signatory thereto and no conditions precedent to its effectiveness shall exist which have not either been satisfied or waived; and the Company shall have delivered to the Administrative Agent a copy of each, certified by the Company as true, complete and correct.

     (k) Evidence that the process agent for United Meridian, the Company and the other Guarantors under Section 12.13 and the Security Instruments have accepted such appointment.

     (l) Such other documents as the Administrative Agent or Co-Agents or special counsel to the Administrative Agent may reasonably request.

     SECTION 6.02  SUBSEQUENT LOANS AND LETTERS OF CREDIT.

     (a) GENERALLY. The obligation of the Lenders to make Loans to the Company upon the occasion of each borrowing hereunder (other than Base Rate Loans which are made pursuant to the terms hereof solely to replace existing Eurodollar Loans which have matured in the normal course on the last day of an Interest Period therefor or pursuant to Section 5.03) or of the Administrative Agent to issue Letters of Credit is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing; (ii) no event or circumstance having a Material Adverse Effect shall have occurred since the date of the Financial Statements, and (iii) the representations and warranties made by the Company and the Guarantors in Article VII and the Security Instruments shall be true in all material respects on and as of the date of the making of such Loans or the issuance of such Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing or issuance, except as such represen tations and warranties are modified to give effect to transactions expressly permitted hereby.

     (b) CERTIFICATION AS TO REPRESENTATIONS. Each notice of borrowing, conversion or continuation and selection of an Interest Period (other than Base Rate Loans which are made pursuant to the terms hereof solely to replace existing Eurodollar Loans which have matured in the normal course on the last day of an Interest Period therefor or pursuant to Section 5.03) or request for the issuance, renewal, extension or reissuance of a Letter of Credit by the Company hereunder shall constitute a certification by United Meridian and the Company to the effect set forth in Section 6.02(a) (both as of the date of such notice and, unless United Meridian or the Company otherwise notifies the Administrative Agent prior to the date of or immediately following such borrowing or such issuance, as of the date of such borrowing or issuance, as the case may be).

     (c) SECRETARY'S CERTIFICATE REGARDING CORPORATE AUTHORIZATION. In addition to the other terms and conditions set forth in this Agreement, the obligation of the Lenders to make Loans to the Company or of the Administrative Agent to issue Letters of Credit, if, after giving effect thereto, the aggregate principal amount of all the Loans then outstanding, the LC Exposure and the Canadian Indebtedness would be in excess of $250,000,000, is subject to the further condition precedent that United Meridian deliver a Secretary's certificate, in form and substance reasonably satisfactory to the Administrative Agent, relating to the authorization of the execution, delivery and performance of the obligations contained in the Notes, this Agreement and the other Security Instruments to which it is a party with respect to borrowings in excess of $250,000,000.

     (d) CERTIFICATE REGARDING INCURRENCE OF DEBT UNDER INDENTURE. The obligation of the Lenders to make Loans to the Company or of the Administrative Agent to issue Letters of Credit, if, after giving effect thereto, the aggregate principal amount of all the Loans then outstanding, the LC Exposure and the Canadian Indebtedness would be in excess of $250,000,000, is subject to the further condition precedent that United Meridian deliver a certificate from an authorized officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that, as of the date of incurrence, United Meridian is permitted to incur such Indebtedness or Canadian Indebtedness under the Indenture and setting forth in reasonable detail calculations to support the certification.

     SECTION 6.03 CONDITIONS RELATING TO LETTERS OF CREDIT. In addition to the satisfaction of all other conditions precedent set forth in this Article VI, the issuance, renewal, extension or reissuance of the Letters of Credit referred to in Section 2.01(b) is subject to the following conditions precedent:

     (a) At least one (1) Business Day prior to the date of the issuance, renewal, extension or reissuance of each Letter of Credit, the Administrative Agent shall have received a written request for a Letter of Credit as described in Section 2.02.

     (b) The Company shall have duly and validly executed and delivered to the Administrative Agent a Letter of Credit Agreement pertaining to the Letter of Credit.

                                  ARTICLE VII
                        REPRESENTATIONS AND WARRANTIES

     United Meridian and the Company represent and warrant to the Agents and the Lenders as follows:

     SECTION 7.01  CORPORATE EXISTENCE.  The Company, each Guarantor, UMC
Canada and each Material Subsidiary: (a) is duly organized and validly existing under the laws of the jurisdiction of its formation (or, if appropriate, the laws of the jurisdiction under which it is continued); (b) has all requi site power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

     SECTION 7.02  FINANCIAL CONDITION.

     (a) The audited consolidated balance sheet of United Meridian and its Consolidated Subsidiaries as at December 31, 1996, and the related audited consolidated statements of income, changes in stockholders' equity and cash flows of United Meridian and its Consolidated Subsidiaries for the fiscal period ended on said date, with the opinion thereon of Arthur Andersen & Co., heretofore furnished to each of the Lenders, fairly present in all material respects the consolidated financial condition of United Meridian and its Consolidated Subsidiaries and the consolidated results of their operations as at said date and for the period stated, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

     (b) The audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1996, and the related audited consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Consolidated Subsidiaries for the fiscal period ended on said date, with the opinion thereon of Arthur Andersen & Co., upon being furnished to each of the Lenders, will fairly present in all material respects the consolidated financial condition of the Company and its Consolidated Subsidiaries and the consolidated results of their operations as at said date and for the period stated, all in accordance with generally accepted accounting principles and practices applied on a consistent basis.

     (c) United Meridian and its Subsidiaries on a consolidated basis, as of December 31, 1996, had no material contingent liabilities, liabilities for taxes, Liens, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in their respective financial statements as at said respective date or otherwise contemplated by this Agreement. Since December 31, 1996, there has been no change or event which has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.03 LITIGATION. Except as disclosed on Schedule 7.03, there are no legal or arbitral proceedings or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Company and United Meridian) threatened against United Meridian or any of its Subsidiaries, including the Company, or against any of their respective Property or the Designated Contracts to which such Person is a party which, if adversely determined, could have a Material Adverse Effect.

     SECTION 7.04 NO BREACH. The execution and delivery by United Meridian and its Subsidiaries, including the Company, of this Agreement, the Notes, the other Security Instruments or the Designated Contracts to which such Person is a party, the consummation of the transactions herein or therein contemplated, and the compliance with the terms and provisions hereof will not (a) conflict with or result in a breach of, or require any consent under (i) the respective charter or by-laws of such Person, or (ii) any applicable law or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or any agreement or instrument to which any such Person is a party or by which it is bound or to which it is subject, in each case in such manner as could reasonably be expected to have a Material Adverse Effect; or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or Property of such Person, in each case in such manner as could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.05 CORPORATE ACTION. Each of the Company and the Guarantors has all necessary corporate power and authority to execute, deliver and perform its respective obligations under this Agreement, the Notes and the Security Instruments and Designated Contracts to which it is a party; and the execution, delivery and performance by each of the Company and the Guarantors of this Agreement, the Notes and the Security Instruments and Designated Contracts to which such Person is a party have been duly authorized by all necessary corporate action on its part. This Agreement, the Notes and the Security Instruments constitute the legal, valid and binding obligation of each of the Company and the Guarantors party thereto, enforceable against the Company and the Guarantors in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity.

     SECTION 7.06 APPROVALS. Other than consents heretofore obtained and consents described in Section 7.21(b) and Section 8.10, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Company or any Guarantor of this Agreement, the Notes, or the Security Instruments to which it is a party or for the validity or enforceability thereof. It is understood that continued performance by United Meridian and its Subsidiaries, including the Company, of this Agreement and the other Security Instruments to which such Persons are a party will require various filings, such as filings related to environmental matters, ERISA matters, Taxes and intellectual property, filings required to maintain corporate and similar standing and existence, filings pursuant to the Uniform Commercial Code and other security filings and recordings, filings required by the SEC, routine filings in the ordinary course of business, and filings required in connection with the exercise by the Lenders and the Agents of remedies in connection with the Security Instruments.

     SECTION 7.07 USE OF LOANS. The proceeds of the Loans shall be used by the Company for general corporate purposes of the Company and its Subsidiaries, including without limitation, the acquisition of Oil and Gas Properties and Persons owning Oil and Gas Properties. Neither United Meridian nor any of its Subsidiaries, including the Company, is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock within the meaning of Regulation G, T, U or X and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

     SECTION 7.08 ERISA. Except as set out in Schedule 7.08, each of United Meridian and the ERISA Affiliates (a) have fulfilled its respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, (b) are in compliance, with respect to each Plan, in all material respects with the presently applicable provisions of ERISA and the Code, and (c) have not incurred any liability to the PBGC or any Plan or Multiemployer Plan. Except as set out in Schedule 7.08, United Meridian and its Subsidiaries, including the Company, have no ERISA Affiliates.

     SECTION 7.09 TAXES. Each of United Meridian and its Subsidiaries, including the Company, has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained. The charges, accruals and reserves on the books of

United Meridian and its Subsidiaries, including the Company, in respect of taxes and other governmental charges are, in the opinion of United Meridian, adequate.

     SECTION 7.10 INSURANCE. United Meridian has, and has caused all its Subsidiaries to, have (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements, and (b) insurance coverage in at least such amounts and against such risks (including public liability) that are usually insured against by companies similarly situated engaged in the same or a similar business for the assets and operations of United Meridian and its Subsidiaries, including the Company.

     SECTION 7.11 TITLES, ETC. United Meridian and its Subsidiaries, including the Company, own the material Oil and Gas Properties included in the Borrowing Base, free and clear of all Liens except Liens permitted under Section
9.02. Other than Liens permitted under Section 9.02, United Meridian (directly or indirectly through the Company and its other Subsidiaries) will own in the aggregate, in all material respects, the net interests in production attributable to the wells and units evaluated in the Initial Reserve Reports, including ownership through UMC-CI-11 of an approximately 25% production sharing contractor's interest in the UMC-CI-11 PSC, and ownership through UMC-EG-B of an approximately 25% production sharing contractor's interest in the UMC-EG-B PSC. The ownership of such Properties shall not in the aggregate in any material respect obligate United Meridian and its Subsidiaries to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Reserve Reports. United Meridian has, or has caused its Subsidiaries to, pay all royalties payable under the Hydrocarbon Interests to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon delivery of each Reserve Report furnished to the Lenders pursuant to Sections 8.05(a) or (b), the statements made in the preceding sentences of this Section 7.11 shall be true with respect to such Reserve Reports. All information contained in the Initial Reserve Reports is true and correct in all material respects as of the date thereof and as of the date of the Initial Funding.

     SECTION 7.12 NO MATERIAL MISSTATEMENTS. At the time delivery is made, no information, exhibit or report furnished to any Agent or Lender by United Meridian or any of its Subsidiaries in connection with the negotiation of this Agreement or any Security Instrument contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading. Notwithstanding the foregoing, the financial statements described in Section 7.02 and Section 8.01 shall be subject to the standards set forth in Section 7.02.

     SECTION 7.13 INVESTMENT COMPANY ACT. Neither United Meridian nor any of its Subsidiaries, including the Company, is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 7.14  PUBLIC UTILITY HOLDING COMPANY ACT.  Neither United
Meridian nor any of its Subsidiaries, including the Company, is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.15  SUBSIDIARIES AND PARTNERSHIPS.  Except as shown in
Exhibit D, United Meridian has no Subsidiaries; and except as shown in Exhibit D, the Company has no Subsidiaries. Except as indicated on Exhibit D, United Meridian owns 100% of all of the issued and outstanding shares of each class of stock issued by each of its Subsidiaries. United Meridian and its Subsidiaries have no interest in any partnerships other than Tax Partnerships and the partnerships identified in Exhibit E.

     SECTION 7.16 LOCATION OF BUSINESS AND OFFICES. The principal place of business and chief executive offices of United Meridian and each its Subsidiaries, including the Company, are located at either the address stated on the signature page of this Agreement or on Exhibit D.

     SECTION 7.17 RATE FILINGS. To the best of the Company's knowledge, (a) neither the Company nor any of its Subsidiaries have violated any provisions of The Natural Gas Act or any other Federal or State law or any of the regulations thereunder, including those of any Governmental Authority having jurisdiction over the Oil and Gas Properties of the Company or such Subsidiary, which violation could reasonably be expected to have a Material Adverse Effect; and
(b) the Company and its Subsidiaries have made all necessary rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications, and have received all necessary regulatory authorizations (including without limitation necessary authorizations, if any, with respect to any processing arrangements conducted by any one of them or others respecting said Oil and Gas Properties or production therefrom) required under said laws and regulations with respect to all of the Oil and Gas Properties or production therefrom so as not to have a Material Adverse Effect. To the best of the Company's knowledge, said material rate filings, certificate applications, well category filings, interim collection filings and notices, and other filings and certifications contain no untrue statements of material facts nor do they omit any statements of material facts necessary in said filings.

     SECTION 7.18 ENVIRONMENTAL MATTERS. Except as provided in Schedule 7.18 or as would not have a Material Adverse Effect (or with respect to (c), (d), and (e) below, where the failure to take such actions would not have such a Material Adverse Effect):

     (a) Neither any Property of United Meridian and its Subsidiaries, including the Company, nor the operations conducted thereon violate any Environmental Laws or order of any court or Governmental Authority with respect to Environmental Laws;

     (b) Without limitation of Section 7.18(a), no Property of United Meridian and its Subsidiaries, including the Company, nor the operations conducted thereon (including operations by any prior owner or operator of such Property), are in violation of or subject to any existing, pending or (to the knowledge of either United Meridian or the Company) threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority with respect to Environmental Laws or to any remedial obligations under Environmental Laws;

     (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of United Meridian and its Subsidiaries, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed;

     (d) All hazardous substances generated at any and all Property of United Meridian and its Subsidiaries, including the Company, have in the past been transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Law and only at treatment, storage and disposal facilities maintaining valid permits under RCRA and any other Environmental Law, which carriers and facilities (to the best knowledge of United Meridian and the Company) have been and are operating in compliance with such permits;

     (e) United Meridian and its Subsidiaries, including the Company, have taken all steps necessary to determine and have determined that no hazardous substances or solid waste have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of United Meridian and its Subsidiaries, including the Company, except in compliance with Environmental Laws; and

     (f) United Meridian and its Subsidiaries, including the Company, have no material liability in connection with any release or threatened release of any hazardous substance or solid waste into the environment.

     (g) To the extent applicable, United Meridian and its Subsidiaries, including the Company, have complied with all financial responsibility, spill prevention facility design, operation and equipment requirements imposed by OPA or will comply with such requirements scheduled to be imposed by OPA in the future during the term of this Agreement; and United Meridian has no reason to believe that either it or its Subsidiaries will not be able to maintain compliance with all applicable OPA requirements during the term of this Agreement.

     SECTION 7.19 DEFAULTS. United Meridian and its Subsidiaries, including the Company, are not in default and no event or circumstance has occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any agreement or other instrument to which either United Meridian or any of its Subsidiaries, including the Company, is a party or by which it is bound in any manner that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default hereunder has occurred and is continuing.

     SECTION 7.20 COMPLIANCE WITH THE LAW. United Meridian and its Subsidiaries, including the Company, have not violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of their respective Properties or the conduct of their respective business which violation or failure could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.21  DESIGNATED CONTRACTS.

     (a) The Administrative Agent has been provided with a true and correct copy of each Designated Contract as in effect on the Effective Date. Except as permitted pursuant to Section 9.21(b), none of the Designated Contracts has been terminated, amended, modified or supplemented and each is valid, binding and enforceable against United Meridian and its Subsidiaries to the extent such Person is a party thereto, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity. All conditions precedent to the obligations of the respective parties under the Designated Contracts constituting such as of the Effective Date will have been satisfied or waived on the Effective Date except for such conditions precedent which need not be satisfied until a later time; and United Meridian and the Company have no reason to believe that any such condition precedent cannot be satisfied at or prior to the appropriate time. To the best knowledge of United Meridian and the
Company: (i) all representations, warranties and other factual statements made by each party to a Designated Contract are true and correct in all material respects, (ii) no default under any Designated Contract has occurred and is continuing which default could reasonably be expected to have a Material Adverse Effect, and (iii) each Designated Contract is valid, binding and enforceable against the parties thereto other than United Meridian and its Subsidiaries, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principles of equity.

     (b) United Meridian and its Material Subsidiaries which are parties to the Designated Contracts have obtained all consents from Governmental Authorities necessary to perform its respective obligations under the Designated Contract to which such Person is a party, except where the failure to obtain such consents could not reasonably be expected to have a Material Adverse Effect.

     (c) United Meridian and its Subsidiaries which are parties to the Designated Contracts have the right to grant a Lien on their respective interests in the Designated Contracts to which such Person is a party and each such Person has granted a Lien to the Collateral Agent, for the benefit of the Agents and the Lenders, on its interests in such Designated Contracts and its right to receive proceeds thereunder. Subject to the terms of the Security Instruments, the Collateral Agent may enforce the remedies of the Agents and the Lenders contained in the Security Instruments against such collateral.

                                 ARTICLE VIII
                             AFFIRMATIVE COVENANTS

     United Meridian and the Company agree that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company or any Guarantor hereunder or any Security Instrument:

     SECTION 8.01 FINANCIAL STATEMENTS. The Company shall deliver, and shall cause UMC Canada to, cause to be delivered, to each of the Lenders:

     (a) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of each of United Meridian, the Company and UMC Canada, consolidated statements of income (including cost summaries of general and administrative expenses in detail satisfactory to the Administrative Agent), changes in stockholders' equity and cash flows of United Meridian and its Consolidated Subsidiaries, the Company and its Consolidated Subsidiaries and UMC Canada and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and commencing October 1, 1996, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificates of the respective senior financial officers of United Meridian, the Company and UMC Canada, which certificates shall respectively state that said financial statements fairly present, in all material respects, the respective consolidated financial conditions and results of operations of United Meridian, the Company and UMC Canada and their respective Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to the absence of footnotes and normal year-end audit adjustments).

     (b) As soon as available and in any event within 120 days after the end of each fiscal year of United Meridian, the Company and UMC Canada, consolidated statements of income, changes in stockholders' equity and cash flows of United Meridian and its Consolidated Subsidiaries, the Company and its Consolidated Subsidiaries and UMC Canada and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, and commencing December 31, 1996, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present, in all material respects, the respective consolidated financial condition and results of operations of United Meridian, the Company and UMC Canada and their respective Consolidated Subsidiaries as at the end of, and for, such fiscal year.

     (c) Promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which United Meridian or any of its Subsidiaries shall have filed with the SEC or any national securities exchange.

     (d) As soon as possible, and in any event within ten (10) days after United Meridian knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of United Meridian setting forth details respecting such event or condition and the action, if any, which United Meridian or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by United Meridian or an ERISA Affiliate with respect to such event or condition):

     (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

     (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

     (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by United Meridian or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

     (iv) the complete or partial withdrawal by United Meridian or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by United Meridian or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

     (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against United Meridian or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days.

     (e) As soon as available and in any event within 60 days after the end of each fiscal quarterly period of each fiscal year of United Meridian, for such quarterly period, the detailed monthly financial reports of United Meridian and its Consolidated Subsidiaries, containing production, revenue and cost information reports for such quarterly period with respect to the Oil and Gas Properties owned by the Company and its Subsidiaries, which report shall be in such form as may be accepted by the Administrative Agent and the Co-Agents from time to time.

     (f) Promptly after United Meridian or the Company knows that a Default or Event of Default has occurred and is continuing, a notice of such Default or Event of Default describing the same in reasonable detail and what action, if any, either United Meridian or the Company intends to take in response thereto.

     (g) At the time of, or promptly after, the issuance of any letter of credit by a third party pursuant to Section 9.01(h), written notice of such event describing the amount of Debt incurred, the expiry date of such letter of credit or guarantee, and such other information as the Administrative Agent may reasonably request.

     (h) Promptly upon their becoming available, copies of all material notices or material documents received by United Meridian or any of its Subsidiaries pursuant to any Designated Contract.

     (i) Promptly after United Meridian or any of its Subsidiaries is aware of any event of force majeure, Event of Loss or other event, circumstance or condition materially and adversely affecting the Oil and Gas Properties of any Material Subsidiary, notice of such event, circumstance or condition.

     (j) Promptly after United Meridian or any of its Subsidiaries is aware that any Security Instrument, after delivery thereof, has for any reason, except to the extent permitted by the terms of this Agreement or thereof, ceased to be in full force and effect and valid, binding and enforceable in accordance with its terms (subject to customary exceptions therefrom), or ceased to create a valid and perfected Lien of the priority required by this Agreement or thereby, notice of such event or condition.

     (k) From time to time such other information regarding the business, affairs or financial condition of United Meridian and its Subsidiaries, including the Company, as any Lender or the Administrative Agent may reasonably request.

United Meridian and the Company shall furnish to each Lender, at the time it furnishes each set of financial statements pursuant to Section 8.01(a) or (b), a certificate of a senior financial officer of United Meridian: (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any

Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and what action, if any, United Meridian and/or the Company intends to take in response thereto); and (ii) setting forth in reasonable detail the computations necessary to determine whether United Meridian is in compliance with Sections 9.01(h), 9.03(c), 9.04, 9.05, 9.12, 9.16(b) and 9.19 as
of the end of the respective fiscal quarter or fiscal year.

     SECTION 8.02 LITIGATION. The Company shall, and shall cause UMC Canada to, promptly give to the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority, affecting United Meridian or any of its Subsidiaries, including the Company, or any Designated Contract, except proceedings which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 8.03  CORPORATE EXISTENCE, ETC.

     (a)   Except as permitted by Section 9.08, the Company and United
Meridian shall, and shall cause each of its Subsidiaries to: (i) preserve and maintain its corporate existence and all of its material rights, privileges and franchises; (ii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect; (iii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (iv) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, inspect its Properties, and discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and (v) keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

     (b) The Company and United Meridian shall, and shall cause each of its Subsidiaries to (i) do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of the Oil and Gas Properties owned by the Company or any Subsidiary of the Company including, without limitation, all equipment, machinery and facilities, and (ii) make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of the Oil and Gas Properties owned by United Meridian and its Subsidiaries, including the Company, will be fully preserved and maintained, except to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts, as determined by United Meridian in its sole judgment.

     (c) United Meridian and its Subsidiaries, including the Company, will promptly pay and discharge or cause to be paid and discharged all delay rentals, royalties, expenses and indebtedness accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting their interests in their Oil and Gas Properties and will do all other things necessary to keep unimpaired the Company's or any Subsidiary of the Company's rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except (i) to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts as determined by United Meridian in its sole judgment, (ii) for dispositions of Oil and Gas Properties permitted by Section 9.16, and (iii) if such failure to comply could not reasonably be expected to have a Material Adverse Effect.

     (d) United Meridian and its Subsidiaries, including the Company, will operate their Oil and Gas Properties or cause or use commercially reasonably efforts to cause such Oil and Gas Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements, except where the failure to do so could reasonably be expected to have a Material Adverse Effect.

     (e) United Meridian will, and will cause its Subsidiaries, including the Company, to, maintain accounting procedures, books and records to permit the preparation of financial statements of United Meridian and its Subsidiaries in accordance with generally accepted accounting principles.

     (f) United Meridian or any of its Subsidiaries, including the Company, may upon thirty (30) days' prior notice to the Administrative Agent change its principal place of business and chief executive offices from that listed on Exhibit D.

     SECTION 8.04 ENVIRONMENTAL MATTERS. United Meridian shall, and shall cause each of its Subsidiaries, including the Company, to promptly notify the Administrative Agent and the Lenders in writing of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority (of which United Meridian or any of its Subsidiaries has actual knowledge) in connection with any Environmental Laws, excluding routine testing and corrective action, which would involve a violation of any Environmental Law or remedial obligation (individually or in the aggregate) sufficient to have a Material Adverse Effect.

     SECTION 8.05  ENGINEERING REPORTS.

     (a) On or before March 15 of each year commencing March 15, 1998, the Company shall furnish to the Technical Agents and the Lenders a report in form and substance reasonably satisfactory to the Technical Agents, prepared by an independent petroleum consultant(s) acceptable to the Technical Agents, which report shall evaluate as of January 1 of such year those Oil and Gas Properties of the Company, UMC Canada, UMC-CI-11, UMC-EG-B and the other Material Subsidiaries whose Properties the Company desires to have included in the Borrowing Base and comprising not less than 80% of the value of (i) the Oil and Gas Properties comprising the North American Component and (ii) the Oil and Gas Properties comprising the International Component, and which shall, together with any other information reasonably requested by the Required Lenders, set forth the proved oil and gas reserves attributable to such Properties together with a projection of the rate of production and future net income with respect thereto as of such date, based upon the pricing assumptions provided by the Technical Agents. Such report shall be accompanied with an engineering report prepared by the chief engineer of the Company, in form and substance reasonably satisfactory to the Technical Agents (such report of an independent consultant and report of the chief engineer collectively being referred to as the "Reserve Report"), which report of the chief engineer shall evaluate as of January 1 of such year the remaining Oil and Gas Properties included in the Borrowing Base in the same manner and format as the report of the independent petroleum consultants.

     (b) On or before September 15 of each year commencing September 15, 1998 (unless the November, 1997 redetermination has been elected pursuant to Section 2.09(a)(ii), in which case, commencing September 15, 1997), the Company shall furnish to the Technical Agents and the Lenders a report in form and substance reasonably satisfactory to the Technical Agents prepared either by an independent petroleum consultant(s) acceptable to the Technical Agents or by the chief engineer of the Company (who shall certify such report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report), which shall further evaluate the Oil and Gas Properties evaluated in the immediately preceding Reserve Report, and which shall, together with any other information reasonably requested by the Required Lenders, set forth the proved oil and gas reserves attributable to such Properties as of the immediately preceding July 1, together with a projection of the rate of production and net future income with respect thereto as of such date, based upon the pricing assumptions provided by the Technical Agents.

     (c)   With the delivery of the reports required in Section 8.05(a) and
(b), the Company shall provide to the Lenders a statement reflecting any material changes in the net revenue interest of each well or lease as reflected in the Reserve Report delivered for the prior period, after giving effect to all encumbrances listed therein from the net revenue interests as reflected in such report, along with an explanation as to any material discrepancies between the two net revenue interest disclosures. At the time of delivery of each such report, the Company shall be deemed to have made the representations and warranties with respect thereto required by Section 7.11.

     SECTION 8.06  MATERIAL SUBSIDIARIES.

     (a) If any Subsidiary (whether now existing or hereafter formed or acquired) of United Meridian which is organized under the laws of the United States or any state thereof shall become a Material Subsidiary, then (i) such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Agreement and (ii) United Meridian shall pledge or cause to be pledged to the Collateral Agent 100% of the capital stock of such Subsidiary and shall execute and deliver or cause to be executed and delivered pledge agreements, stock powers and other instruments to effect such pledge. Each Guaranty Agreement shall, if appropriate, be limited as necessary in order to allow compliance with
Section 10.12 of the Indenture.

     (b) If any Subsidiary (whether now existing or hereafter formed or acquired) of United Meridian which is not organized under the laws of the United States or any state thereof shall become a Material Subsidiary, then United Meridian shall pledge or cause to be pledged to the Collateral Agent the maximum percentage of the capital stock of such Subsidiary which may be pledged to the Collateral Agent without constituting an investment of earnings in U.S. property under Section 956 (or any successor provision) of the Code that would trigger an increase in the gross income of United Meridian pursuant to Section 951 (or any successor provision) of the Code or such lesser percentage as may be acceptable to the Administrative Agent and Co-Agents in their sole discretion. United Meridian shall or shall cause to be executed and delivered pledge agreements, stock powers and other instruments to effect such pledge.

     SECTION 8.07 STOCK OF SUBSIDIARIES. Except as provided in Section 9.08 and Exhibit D, United Meridian will at all times own all issued and outstanding shares of all classes of stock of its Subsidiaries as listed on Exhibit D and the Company will at all times own all issued and outstanding shares of all classes of stock of its Subsidiaries listed on Exhibit D.

     SECTION 8.08 FURTHER ASSURANCES. United Meridian shall, and shall cause its Subsidiaries to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, including this Agreement. United Meridian and its Subsidiaries, including the Company, will at their expense promptly execute and deliver to the Administrative Agent upon request all such other and further documents, agreements and instruments (a) in compliance with or accomplishment of the covenants and agreements of the Guarantors and the Company in the Security Instruments, including this Agreement, (b) to further evidence and more fully describe the collateral intended as security for the Notes, (c) to correct any omissions in the Security Instruments, or more fully state the security obligations set out herein or in any of the Security Instruments, (d) to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or (e) to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

     SECTION 8.09 ADDITIONAL SECURITY INSTRUMENTS. If the Borrowing Base Utilization Percentage exceeds eighty percent (80%) for any period of 90 consecutive days, calculated as of the last day of any month, then the Company shall, and shall cause its Subsidiaries owning Oil and Gas Properties in North America to, give to the Collateral Agent or its designee, for the benefit of the Agents and the Lenders, Liens on its and its Subsidiaries' North American Oil and Gas Properties having not less than eighty percent (80%) of the SEC Value of the North American Component as reflected in the most recent Reserve Report; provided that the Liens on the Properties of UMC Canada shall secure only the Canadian Indebtedness.

     SECTION 8.10 INTERNATIONAL COMPONENT. United Meridian and the Company shall use good faith and commercially reasonable efforts to accomplish the following within 180 days of the Effective Date:

     (a) cause the Governments of each of The Republic of Equatorial Guinea and The Republic of Cote d'Ivoire, to acknowledge the Liens and related rights granted in favor of the Collateral Agent, for the benefit of the Agents and the Lenders on the relevant Designated Contracts; and

     (b) cause Mobil Equatorial Guinea Inc. to acknowledge the Liens and related rights granted in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, on the Designated Contracts to which Mobil Equatorial Guinea Inc. is a party.

     SECTION 8.11  DESIGNATED CONTRACTS.

     (a) United Meridian shall, and shall cause each of its Subsidiaries which is a party to such Designated Contract to perform and observe all of the covenants and obligations of such Person under the Designated Contracts to which it is a party, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect. Upon any amendment, modification, supplement or waiver of a Designated Contract permitted by the terms of Section 9.21, the Company shall, or cause its Subsidiary signatory thereto, to provide the Administrative Agent a true and correct copy of such amendment, modification, supplement or waiver.

     (b) If any agreement which is not a Designated Contract on the Effective Date (whether currently existing or hereafter executed) becomes a Designated Contract, United Meridian shall, or shall cause the Subsidiary signatory to such Designated Contract to, deliver a true and complete copy of such new Designated Contract to the Administrative Agent. United Meridian shall, and shall cause its Subsidiaries which are a party to such Designated Contract to, grant to the Collateral Agent Liens on such Designated Contract to secure the Indebtedness and the Canadian Indebtedness, and shall take such actions as may be reasonably requested by the Administrative Agent to perfect such Liens under applicable law.

     SECTION 8.12 NORTH AMERICAN EXPENDITURES. If at any time during any fiscal year, the Borrowing Base Utilization Percentage exceeds 50%, then the Company shall deliver to the Administrative Agent reasonably satisfactory evidence that it has spent, or has caused its Subsidiaries having Oil and Gas Properties within the geographical boundaries of North America to spend (or has budgeted, or caused to be budgeted) during such fiscal year an aggregate amount of not less than $50,000,000 on capital expenditures (including exploration and development costs and acquisitions of Oil and Gas Properties within the geographical boundaries of North America or Persons owning Oil and Gas Properties located within the geographical boundaries of North America) in connection with its Oil and Gas Properties located within the geographical boundaries of North America. The Company agrees to spend amounts budgeted under this Section 8.12 until such time as it and/or its Subsidiaries have made the required expenditures hereunder.

                                  ARTICLE IX
                              NEGATIVE COVENANTS

     United Meridian and the Company agree that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company or any Guarantor hereunder or any Security Instrument:

     SECTION 9.01 DEBT. United Meridian will not and will not permit any of its Subsidiaries, including the Company, to incur, create, assume or suffer to exist any Debt, except:

     (a) the Indebtedness and the Canadian Indebtedness and any guarantees thereof;

     (b) Debt of United Meridian and its Subsidiaries, including the Company, existing on the date of this Agreement which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals, refinancings and extensions thereof;

     (c) Debt created under leases which, in accordance with generally accepted accounting principles in effect on the date of this Agreement, have been recorded or should have been recorded as capital leases, in an aggregate amount not to exceed $10,000,000 at any one time outstanding; provided that UMC Canada may not incur, create, assume or suffer to exist any Debt under this
Section 9.01(c) in an aggregate amount in excess of $2,000,000 at any one time outstanding;

     (d) Debt of any Subsidiary of the Company which is not a Material Subsidiary, on terms approved by the Administrative Agent and the Co-Agents (which approval shall not be unreasonably withheld), which Debt is Non-recourse (except to the extent permitted in Section 9.01(m)) to United Meridian and its Subsidiaries, except to the stock (or other ownership interest) of the Subsidiary owing such Debt and to the Property of such Subsidiary, provided that such Property is not included in the most recent calculation of the Borrowing Base;

     (e) (i) Subordinated Debt incurred pursuant to the Indenture and any refinancings permitted by Section 9.20(a) of this Agreement or a consent thereunder; provided that in no event may the aggregate principal amount of all Subordinated Debt exceed $150,000,000 at any one time outstanding without the consent of all of the Lenders and Canadian Lenders, and (ii) other Subordinated Debt that is issued on terms reasonably satisfactory to each of the Administrative Agent and the Co-Agents with respect to maturity, interest rate, covenants and subordination language and any refinancings thereof permitted by
Section 9.20(a) of this Agreement or a consent thereunder, provided that in connection with the issuance of any such Subordinated Debt under this clause
(ii), the Borrowing Base is redetermined;

     (f) Without limitation of Section 9.01(h), Debt of United Meridian or any of its Subsidiaries, including the Company, created, incurred or assumed after the date hereof; provided that the aggregate outstanding principal amount of such Debt shall not exceed $10,000,000 at any one time outstanding;

     (g) Debt owed by United Meridian or any of its Subsidiaries to United Meridian or any of its Subsidiaries to the extent permitted by Sections 9.03; provided such Debt is on terms (including, without limitation, subordination provisions) reasonably satisfactory to the Administrative Agent (which approval shall not be unreasonably withheld);

     (h) Without limitation of Section 9.01(f), Debt under or attributable to letters of credit not issued pursuant to this Agreement in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding; provided that the aggregate fees associated with having such letters of credit issued on behalf of the Company or its Subsidiaries are less than the fees specified in
Section 2.04 for the issuance of Letters of Credit in the same amounts;

     (i) Debt, on terms approved by the Administrative Agent and the Co-Agents (which approval shall not be unreasonably withheld), incurred by partnerships, of which the Company or any Subsidiary is a general partner and which Debt is Non-recourse to the Company or such Subsidiary for the payment thereof (including no recourse to the Company's or such Subsidiary's interest in such partnership);

     (j)   Debt under the Havre Credit Facility;

     (k) Debt not to exceed $20,000,000 in the aggregate at any one time outstanding under guarantees or other similar surety obligations with respect to Debt owed by the Government of Equatorial Guinea or any Person exercising rights of a sovereign on its behalf;

     (l) Debt not to exceed $10,000,000 in the aggregate at any one time outstanding under completion guarantees, performance guarantees or other similar surety obligations with respect to Debt related to the proposed Abidjan LPG plant;

     (m)   Without limitation of Section 9.01(l), Debt not to exceed
$10,000,000 in the aggregate at any one time outstanding under completion guarantees, performance guarantees or other similar surety obligations with respect to Debt that is either (1) Debt described in Section 9.01(d) or (2) Debt of Persons who are not Subsidiaries of United Meridian which is Non-recourse to United Meridian and its Subsidiaries and any of their Property except to the stock (or other ownership interest) of the Person owing such Debt; and

     (n) Endorsements of checks and other instruments in the ordinary course of business for purposes of collection.

     SECTION 9.02 LIENS. United Meridian will not and will not permit any of its Subsidiaries, including the Company to create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

     (a) Liens securing the payment of any Indebtedness or the Canadian Indebtedness and any guarantees thereof;

     (b)   Excepted Liens;

     (c) Liens existing on Property owned by United Meridian or any of its Subsidiaries, including the Company, on the date of this Agreement which have been disclosed to the Lenders in Schedule 9.02, and any renewals and extensions thereof;

     (d) Liens securing Debt permitted by Section 9.01(c), provided that such Liens attach only to the Property subject to such lease;

     (e)   Liens securing Debt permitted by Section 9.01(d);

     (f) Liens securing Debt permitted by Section 9.01(i), provided that such Liens attach only to Property of the partnership incurring such Debt;

     (g) Liens to secure the Debt permitted by Section 9.01(j) on any Property owned by Havre and on the Company's ownership interest in Havre, and encumbrances under gas gathering agreements caused by the dedication by the Company to Havre of the Company's Oil and Gas Properties located adjacent to the gas gathering system owned by Havre; and

     (h)   Liens securing Debt permitted by Sections 9.01(k), (l) and (m).

     SECTION 9.03 INVESTMENTS, LOANS AND ADVANCES. United Meridian will not and will not permit any of its Subsidiaries, including the Company, to make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

     (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

     (b) investments, loans or advances by United Meridian or by any of its Subsidiaries to or in United Meridian or any of its Subsidiaries whose Oil and Gas Properties are included in the North American Component of the most recent Borrowing Base;

     (c) (i) investments by the Company or any of its Subsidiaries in additional Oil and Gas Properties and gas gathering systems related thereto and other investments made in the ordinary course of, and which are or become customary in, the oil and gas business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, storing, marketing or transporting oil and gas; (ii) investments, loans or advances in or to Subsidiaries or other Affiliates of the Company for the investment by such Persons in Properties of the types described in clause (c)(i) above (whether now owned or hereafter acquired or developed) located in jurisdictions outside of North America; provided that such investments, loans or advances under this clause (ii) shall not exceed $150,000,000 annually, net of cash received during such period as a return of capital or return on investment from any such investment, loan or advance previously made, in the aggregate for each nation; and (iii) investments in unrelated development activities or businesses in countries in which any of its Subsidiaries has Oil and Gas Properties; provided that the aggregate amount of such investments do not exceed $10,000,000, net of cash received during such period as a return of capital or return on investment from any such investment, loan or advance previously made, in the aggregate during any twelve month period;

     (d) routine advances by United Meridian or any of its Subsidiaries to or on behalf of United Meridian or any of its Subsidiaries in the ordinary course of business for general and administrative expenses;

     (e) routine operating expenses advanced by United Meridian or any of its Subsidiaries as operator in the ordinary course of business for other working interest owners under operating agree ments, which do not exceed $10,000,000 in the aggregate outstanding at any one time to all Persons combined;

     (f)   investments required to satisfy obligations under any Plans;

     (g) accounts receivable of United Meridian or any of its Subsidiaries, including the Company, arising out of the sale of Hydrocarbons and other assets or services in the ordinary course of business;

     (h) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof; and repurchase agreements with respect to such types of securities contracted with a Person having a net worth of not less than $500,000,000 (as of the date of such Person's most recent financial reports);

     (i) commercial paper rated in the highest grade by Standard & Poor's Rating Group or Moody's Investors Service, Inc.;

     (j) demand deposits and certificates of deposit maturing within one year from the date of acquisition thereof with any Lender or any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and which has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such bank or trust company's most recent financial reports);

     (k) routine advances or loans to employees of United Meridian or any of its Subsidiaries, including the Company, not to exceed $200,000 in the aggregate at any one time;

     (l) deposit accounts maintained in the ordinary course of business by a Subsidiary of the Company maturing within one year from the date of creation thereof with any bank or trust company organized in a country in which such Subsidiary is then doing business or in which it owns Property;

     (m) investments, loans or advances in an aggregate amount not to exceed $20,000,000, net of cash received during such period as a return of capital or return on investment from any such investment, loan or advance previously made, to the Government of Equatorial Guinea or any Governmental Authority thereof;

     (n) investments, loans or advances in the proposed Abidjan LPG plant or any Person that directly or indirectly control such plant in an aggregate amount not to exceed $15,000,000, net of cash received during such period as a return of capital or return on investment, loan or advance from any such investment previously made; and

     (o) investments in any interest rate swap or foreign currency exchange, rate cap, rate floor, rate collar, forward agreement or other exchange or rate protection agreements or any option with respect to any such transaction and any commodity price swap agreement, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreement relating to Hydrocarbons or any option with respect to any such transaction by United Meridian or any of its Subsidiaries under hedging agreements entered into in the ordinary course of their business for the purposes of protecting against fluctuations in interest rates, oil and gas prices or foreign currency exchange rates.

     SECTION 9.04  DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS AND TAX PAYMENTS.

     (a)   Except with prior approval of the Required Lenders, United
Meridian will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of United Meridian, except United Meridian may, so long as no Default or Event of Default has occurred and is continuing: (i) declare and deliver stock dividends; (ii) redeem or repurchase stock with the proceeds received from the issuance of new shares of any class of stock within the 12 month period prior to such redemption or repurchase; provided that the aggregate amount redeemed or repurchased during such 12 month period does not exceed $100,000,000; and (iii) declare and pay cash dividends, and if, but only if, the 12 month redemption/repurchase period allowed in Section 9.04(a)(ii) has expired, redeem or repurchase stock in either case in an aggregate amount not to exceed $25,000,000 plus 50% of the net income (after deduction of any net losses) of United Meridian and its Consolidated Subsidiaries generated after December 31, 1996; provided that no Borrowing Base Deficiency exists either immediately before declaration of such dividend and after payment of such dividend or immediately after any such stock redemption or repurchase.

     (b) Except with prior approval of the Required Lenders, the Company will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders as such or pay any Tax Payments to United Meridian, except that the Company may, so long as no Default or Event of Default has occurred and is continuing: (i) declare and deliver stock dividends; (ii) redeem or repurchase stock with the proceeds received from the issue of new shares; (iii) declare and pay cash dividends to permit the payment of interest and principal on Debt permitted in Section 9.01;
(iv) pay Tax Payments to United Meridian; and (v) declare and pay cash dividends to United Meridian; provided that such dividends to United Meridian do not exceed $25,000,000 plus 50% of the net income (after deduction of any net losses) of United Meridian and its Consolidated Subsidiaries generated after December 31, 1996, and provided further that no Borrowing Base Deficiency exists immediately before declaration of such dividend and after payment of such dividend.

     SECTION 9.05 LEVERAGE RATIO. United Meridian will not at any time permit the Leverage Ratio to be greater than sixty percent (60%).

     SECTION 9.06 NATURE OF BUSINESS. United Meridian and the Company will not, and will not permit any of their respective existing Subsidiaries to, make any material change in the character of its business as carried on at the date hereof.

     SECTION 9.07 LIMITATION ON OPERATING LEASES. United Meridian will not, and will not permit any of its Subsidiaries, including the Company to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), under leases or lease agreements (other than leases or lease agreements which constitute Debt or oil and gas leases) which would cause (i) the aggregate amount of all payments made by United Meridian and its Subsidiaries, other than UMC Canada and its Subsidiaries (in each case, determined on a consolidated basis), pursuant to such leases or lease agreements to exceed $15,000,000 in any period of twelve consecutive calendar months or (ii) the aggregate amount of all payments made by UMC Canada and its Subsidiaries (determined on a consolidated basis) pursuant to such leases or lease agreements to exceed $2,000,000 in any period of twelve consecutive calendar months.

     SECTION 9.08 MERGERS, ETC. United Meridian will not, and will not permit any of its Subsidiaries, including the Company and UMC Canada, to (a) merge into or with or consolidate with, any other Person, (b) sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or any substantial part of its Property or assets to any other Person, or (c) dissolve or take other similar actions; provided that if United Meridian or the Company gives prior written notice to the Administrative Agent, and no Default or Event of Default has occurred and is continuing or will result from the action proposed to be taken, then: any Subsidiary of the Company (other than UMC Canada) may (i) merge or consolidate with the Company or with any other Subsidiary of the Company, (ii) sell, lease or otherwise dispose of (at fair market value) all or any substantial part of its Property or assets to the Company or to any other Subsidiary of the Company, or (iii) dissolve or take other similar actions.

     SECTION 9.09 PROCEEDS OF NOTES. The Company will not permit the proceeds of the Notes to be used for any purpose other than those permitted by
Section 7.07.

     SECTION 9.10 ERISA COMPLIANCE. United Meridian will not at any time permit any Plan maintained by it or any of its Subsidiaries to:

     (a)   engage in any "prohibited transaction" as such term is defined in
Section 4975 of the Code;

     (b) except as provided in Schedule 9.10, incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

     (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of United Meridian or any of its Subsidiaries, including the Company, pursuant to Section 4068 of ERISA.

     SECTION 9.11 SALE OR DISCOUNT OF RECEIVABLES. Except for receivables obtained by the Company out of the ordinary course of its business, United Meridian and its Subsidiaries, including the Company, will not discount or sell (with or without recourse) any of its notes receivable or accounts receivable except for settlement of joint interest billing accounts (other than with respect to Subsidiaries) in the normal course of business.

     SECTION 9.12 TANGIBLE NET WORTH OF UNITED MERIDIAN. On and after the Initial Funding, United Meridian will not permit its Consolidated Tangible Net Worth to be less than $345,000,000 plus the amount equal to fifty percent (50%) of the net proceeds of any sale or other issuance of any equity security by United Meridian at any time, plus the amount equal to 50% of its positive net income for the period from January 1, 1997 to the date of such determination, taken as a single accounting period.

     SECTION 9.13 TRANSACTIONS WITH AFFILIATES. United Meridian and its Subsidiaries, including the Company, shall not enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than United Meridian, the Company, UMC Canada or a Guarantor) unless such transactions are in the ordinary course of United Meridian's or its Subsidiary's business and are upon fair and reasonable terms no less favorable to United Meridian or such Subsidiary than could be obtained in a comparable arm's length transaction with a Person not an Affiliate.

     SECTION 9.14 NEGATIVE PLEDGE AGREEMENTS. Except for (a) any of the Security Instruments; (b) the Indenture or any other agreement evidencing the Subordinated Debt; (c) agreements permitted by Sections 9.02(c), (d), (e), (f),
(g) or (h) but only with respect to the Property subject of the Lien permitted thereby; (d) customary provisions in leases, licenses, asset sale agreements and other customary agreements not related to the borrowing of money and entered into in the ordinary course of business, (e) Liens or restrictions imposed on investments (or Property related thereto) of the type described in Section 9.03(c)(iii), but only on such investments or Property; and (f) restrictions imposed by agreements governing Excepted Liens, United Meridian and its Subsidiaries, including the Company, will not create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any Property of United Meridian or any of its Subsidiaries, including the Company, or which requires the consent of or notice to other Persons in connection therewith.

     SECTION 9.15 SUBSIDIARIES AND PARTNERSHIPS. United Meridian and any of its Subsidiaries may create additional Subsidiaries or partnerships, provided that the Company shall give the Administrative Agent prompt notice thereof.

     SECTION 9.16 SALE OF OIL AND GAS PROPERTIES. Except for Hydrocarbons sold in the ordinary course of business as and when produced or after the production thereof, the Company will not sell, assign, transfer or convey, or permit any of its Subsidiaries to sell, assign, transfer or convey, any interest in any of the Oil and Gas Properties that constitute part of the Borrowing Base. This provision shall not apply to:

     (a)   Routine farm-outs of non-proven acreage;

     (b)   Sales of Properties, provided that the sum of, without duplication,
(i) the value of all Oil and Gas Properties subject to contracts that ceased to be Designated Contracts during the same Redetermination Period, (ii) the value of all Oil and Gas Properties of Subsidiaries that ceased to be Material Subsidiaries during the same Redetermination Period, and (iii) the amount of all sales of Properties (excluding (A) Hydrocarbons sold in the ordinary course of business as and when produced or after the production thereof, (B) Oil and Gas Properties described in clauses (i) and (ii) above and (C) Properties listed on
Schedule 9.16) made during such Redetermination Period, constitutes less than 5% of the then current value of the Borrowing Base (as in effect immediately prior to such sale);

     (c) In addition to sales permitted under Section 9.16(b), sales of Properties included in the Borrowing Base; provided that simultaneously with any such sale the Borrowing Base is reduced by an amount agreed to at the time by the Required Lenders; and

     (d)   Sale of the Properties listed on Schedule 9.16.

     SECTION 9.17 ENVIRONMENTAL MATTERS. United Meridian will not cause or permit, or permit any of its Subsidiaries, including the Company, to cause or permit, any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws if the effect of such violation could reasonably be expected to have a Material Adverse Effect. United Meridian and its Subsidiaries, including the Company, will establish and implement such procedures as may be necessary to promptly and properly respond in the event that: (i) solid wastes are disposed of on any of its respective Property in quantities or locations that would require remedial action under any Environmental Laws; (ii) hazardous substances are released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA; (iii) hazardous substances are released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment; or (iv) oil is released or threatened to be released in violation of OPA.

     SECTION 9.18  PAYMENT RESTRICTIONS.  Except for (a) any of the
Security Instruments, (b) the Indenture or other agreements evidencing any of the Subordinated Debt, (c) the agreements relating to Non-recourse Debt permitted by Section 9.01, but only with respect to the Subsidiary that is liable for such Non-recourse Debt, (d) the Havre Credit Facility, but only with respect to Havre and the Properties securing the Havre Credit Facility, and (e) restrictions imposed relating to investments (or Property related thereto) of the type described in Section 9.03(c)(iii), but only with respect to such investments or Property, United Meridian and its Subsidiaries, including the Company, will not enter into any agreements which would restrict payments from the Subsidiaries of the Company to the Company or Subsidiaries of United Meridian to United Meridian.

     SECTION 9.19 INTEREST COVERAGE RATIO. United Meridian will not permit its Interest Coverage Ratio, as of the end of any fiscal quarter of United Meridian and its Consolidated Subsidiaries, from and after March 31, 1997, to be less than the ratio set forth for each fiscal quarter ending during the following periods:

================================================================================
                      Period                         Ratio
--------------------------------------------------------------------------------
           Effective Date until 12/31/97            2.75:1.0
--------------------------------------------------------------------------------
                  thereafter                        3.00:1.0
================================================================================

     SECTION 9.20 SUBORDINATED DEBT. Neither United Meridian nor any of its Subsidiaries shall, without the prior written consent of the Required
Lenders:

     (a) defease, redeem, offer to purchase or purchase any of the Subordinated Debt, unless the Indebtedness shall have been paid in full and the Commitments of each Lender and Canadian Lender terminated; provided that United Meridian may optionally defease, redeem or offer to purchase all or any part of the Subordinated Debt (i) with the proceeds of the issuance of any equity securities or (ii) with the proceeds of any other Debt which is subordinated on terms substantially identical to the Subordinated Debt (or on terms more advantageous to the Lenders and the Canadian Lenders) and which has an average life and final maturity later than the average life and final maturity date, respectively, of the Subordinated Debt; or

     (b) amend, supplement or modify the provisions of the Indenture or any instrument evidencing or guaranteeing the Subordinated Debt; provided that the foregoing shall not apply to any amendment, supplement or modification, that (i) subject to the concurrence of the Administrative Agent and the Co-Agents, causes the Subordinated Debt to have terms generally less restrictive than its current terms as of the date of this Agreement, or (ii) United Meridian (and the trustee, if applicable) may enter into without the consent of the holders of such Subordinated Debt (other than amendments or supplements of the type described in Section 9.1(b) or (c) of the Indenture).

     SECTION 9.21  DESIGNATED CONTRACTS.

     (a) United Meridian shall, and shall cause each of its Subsidiaries which is a party to such Designated Contract to not amend, modify, supplement or grant any waiver of any term of any such Designated Contract, if the effect of such amendment, modification, supplement or waiver would be to materially and adversely affect the commercial terms of such Designated Contract, its value or the Liens of the Agents and the Lenders.

     (b) Without the prior written consent of the Required Lenders, United Meridian shall not, and shall not permit any of its Subsidiaries to, cancel or terminate any Designated Contract unless (i) a successor contract has been executed and delivered on economic terms and conditions acceptable to United Meridian and not materially less favorable than those of the predecessor contract or (ii) the other Person party to such Designated Contract is in material default and, following such termination, United Meridian or its appropriate Subsidiary diligently pursues against such Person and any and all sureties or collateral and all remedies which it has available under applicable law or contract as the result of such breach and termination if the failure to pursue such remedies could reasonably be expected to have a Material Adverse Effect.

     SECTION 9.22  MAINTENANCE OF DEPOSITS.  United Meridian and the
Company shall not, and shall not permit any of their Subsidiaries to, maintain deposits of funds in any bank or financial institution outside of the United States, Canada and nations that are members of the European Union, except for operating accounts in jurisdictions where United Meridian or any of its Subsidiaries is doing business or owns Property, which operating accounts shall contain only such minimum amounts as may be necessary for the conduct of business or the maintenance and exploitation of such Property.

                                   ARTICLE X
                               EVENTS OF DEFAULT

     SECTION 10.01 EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

     (a) The Company shall default in the payment when due of any principal of any Loan or of any reimbursement obligation for disbursement made under any Letter of Credit or the Company shall default in the payment when due of any interest on any Loan, any fees payable hereunder or under any other Security Agreement or other amount payable by it hereunder or under any other Security Instrument and such default shall continue for a period of three days; or

     (b) United Meridian or any of its Subsidiaries, including the Company, shall default in the payment when due (after expiration of all applicable grace periods, if any) of any principal of or interest on any of its other Debt, or default in the payment of any termination or settlement payments under any futures contracts, swap contracts or other similar hedging agreements, in either case an amount in excess of $5,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any Debt in an amount in excess of $5,000,000 shall occur (including the giving of all required notices and the expiration of all applicable grace periods, if any) and be continuing if the effect of such event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt in excess of $5,000,000 to become due prior to its stated maturity; or

     (c) UMC Canada shall default in the payment when due of any principal of or interest on any Loan (as defined in the Canadian Credit Agreement) or the payment when due of any Bankers Acceptance or any fees or other amount payable by it thereunder; or

     (d) Any representation, warranty or certification made or deemed made herein or in any other Security Instrument by United Meridian or any of its Subsidiaries, including the Company, or in any certificate furnished to any Lender or any Agent pursuant to the provisions hereof or any other Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

     (e) United Meridian or the Company, shall default in the performance of any of their respective obligations under Article IX; UMC Canada shall default in the performance of any of its obligations under Article IX of the Canadian Credit Agreement; or United Meridian or any of its Subsidiaries, including the Company, shall default in the performance of any of their respective other obligations in this Agreement or under any other Security Instrument and such default shall continue unremedied for a period of 30 days after notice thereof to United Meridian or such defaulting Subsidiary, as the case may be, by the Administrative Agent or any Lender; or

     (f) The Company, any Guarantor, UMC Canada or any Material Subsidiary, shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

     (g) The Company, any Guarantor, UMC Canada or any Material Subsidiary, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

     (h) A proceeding or case shall be commenced, without the application or consent of the Company, any Guarantor, UMC Canada or any Material Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Person or of all or any substantial part of its assets, or
(iii) similar relief in respect of any such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against such Person shall be entered in an involun tary case under the Bankruptcy Code; or

     (i) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate in excess of insurance coverage shall be rendered by a court or courts against United Meridian or any of its Subsidiaries and either the same shall not be discharged or provision shall not be made for such discharge, or a stay of execution thereof shall not be procured, in either case, within 30 days from the date of entry thereof and the judgment debtor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (j) An event or condition specified in Section 9.10 shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, United Meridian or any ERISA Affiliate shall incur or in the opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Required Lenders, material in relation to the consolidated financial position of United Meridian and its Consolidated Subsidiaries; or

     (k) Any material Security Instrument, after delivery thereof, shall for any reason, except to the extent permitted by the terms of this Agreement or thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms (subject to customary exceptions therefrom), or cease to create a valid and perfected Lien of the priority required by this Agreement or thereby on any portion of the collateral purported to be covered thereby having a SEC Value in excess of $5,000,000, and if such collateral relates to the International Component, all such defect(s) in such Lien (or its perfection or priority, as appropriate) shall not have been cured within 30 days after notice thereof to United Meridian by the Administrative Agent or any Lender; or United Meridian or any of its Subsidiaries shall state in writing (other than any writing giving the Agents and the Lenders notice thereof) that any Security Instrument is no longer in full force and effect or valid, binding and enforceable in accordance with its terms (subject to customary exceptions therefrom), or does not create a valid and perfected Lien of the priority required by this Agreement or thereby; or

     (l) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding underwriters in the course of their distribution of Voting Stock in an underwritten public offering, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total Voting Stock of United Meridian; or during any consecutive two-year period,

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individuals who at the beginning of such period constituted the Board of
Directors of United Meridian (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of United Meridian was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of United Meridian then in office; or

     (m) United Meridian shall cease to directly or indirectly own 100% of each class of stock of the Company, UMC Canada or any Guarantor (except directors' qualifying shares) and subject to the Collateral Agent's Lien in accordance with the terms of the Security Instruments.

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f), (g) or (h) of this Section 10.01 with respect to the Company, any Guarantor or UMC Canada, the Administrative Agent may and, upon request of the Required Lenders, shall, by notice to the Company, cancel the Commitments and/or declare the principal amount of the Loans, together with accrued interest, and all other amounts payable by the Company hereunder and under the Notes to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f), (g) or (h) of this Section 10.01 with respect to the Company, any Guarantor or UMC Canada, the Commitments shall be automatically canceled and the principal amount of the Loans, together with accrued interest, and all other amounts payable by the Company hereunder and under the Notes shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company.

     SECTION 10.02 CASH COLLATERAL FOR LETTERS OF CREDIT. If an Event of Default exists, the Administrative Agent and the Collateral Agent may, or upon the request of the Required Lenders, shall, proceed to enforce remedies under the Security Instruments. Upon realization of any of the collateral consisting of cash, or of any cash proceeds from any disposition of the collateral, all such cash and cash proceeds shall be applied as set forth in the Intercreditor Agreement.


                                  ARTICLE XI
                                  THE AGENTS

     SECTION 11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent, the Syndication Agent, each Documentation Agent and each Co-Agent to act as its agent hereunder with such powers as are specifically delegated to it by the terms of this Agreement or any Security Instrument, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Security Instruments and shall not by reason of this Agreement or any other Security Instrument be a trustee for any other Agent or Lender; (b) shall not be

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responsible to any other Agent or the Lenders (i) for the accuracy of any recitals, statements, representations or warranties contained in this Agreement or any Security Instrument or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement; (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any Security Instrument or any other document referred to or provided for herein; or (iii) for any failure by the Company, any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except as may be expressly required under this Agreement or any other Security Instrument; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Security Instrument, except for its own gross negligence or willful misconduct. The Agents may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the written consent of the Company to such assignment or transfer.

     SECTION 11.02 RELIANCE BY AGENTS. Each Agent shall be entitled to rely: (a) upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons; and (b) upon advice and statements of legal counsel, independent accountants and other experts selected by any Agent in good faith. As to any matters not expressly provided for by this Agreement or any Security Instrument, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders; and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     SECTION 11.03 DEFAULTS. No Agent shall be deemed to have knowledge of the occurrence of a Default (other than, in the case of the Administrative Agent, the non-payment of principal of or interest on Loans or of fees or the non-payment of reimbursement obligations of the Company in connection with Letters of Credit) unless it has received notice from either a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that any Agent receives such a notice of the occurrence of a Default, it shall promptly give notice to the Administrative Agent who shall thereafter give prompt notice thereof to the Lenders.

     SECTION 11.04 RIGHTS AS A LENDER. With respect to its Commitment and the Loans made by it and the Letters of Credit issued by it or in which it is participating, each Agent (and any successor acting as an Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall include each Agent in its individual capacity. Each Agent (and any successor acting as an Agent) and its Affiliates may (without having to account therefor to any other Agent or Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with United Meridian and its Subsidiaries, including the Company, or any of United Meridian's Affiliates as if it were not acting as an Agent. Each Agent and its Affiliates may accept fees and other consideration from United Meridian or any of its Affiliates, including the Company, for

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services in connection with this Agreement, any Security Instrument or otherwise without having to account for the same to any other Agent or the Lenders.

     SECTION 11.05  INDEMNIFICATION.  The Lenders agree to indemnify each
Agent (to the extent not reimbursed under Section 12.03, but without limiting the obligations of the Company under Section 12.03), ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all Indemnity Matters of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of: (a) this Agreement or any other Security Instrument or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 12.03 but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder); or (b) the enforcement of any of the terms hereof or of any other Security Instrument; provided that no Lender shall be liable for any Indemnity Matter to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified; and provided further that no Lender shall be liable for any Indemnity Matters arising solely by reason of claims among the Agents and their shareholders.

     SECTION 11.06 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees: (a) that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of United Meridian and its Subsidiaries, including the Company and each Guarantor, and decision to enter into this Agreement; and (b) that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Security Instrument. No Agent shall be required to keep itself informed as to the performance or observance by any Guarantor, the Company or any other Person of its obligations under this Agreement or any other Security Instrument or document referred to or provided for herein or to inspect the Properties or books of United Meridian and its Subsidiaries, including the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder or under a Security Instrument, no Agent shall have any duty or responsibility to provide any other Agent or Lender with any credit or other information concerning the affairs, financial condition or business of United Meridian and its Subsidiaries, including the Company, (or any of their Affiliates) which may come into the possession of such Agent or any of their Affiliates.

     SECTION 11.07 ACTION BY ADMINISTRATIVE AGENT. Except for action or other matters expressly required of an Agent hereunder, such Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall
(i) receive written instructions from the Required Lenders specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default as shall be directed by the Required Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes it to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

     SECTION 11.08 RESIGNATION OR REMOVAL OF AGENTS. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.08, any Agent may resign at any time by giving notice thereof to the Lenders and the Company, and any Agent may be removed at any time, for cause, by the Required Lenders. Upon any such resignation or removal, the Required Lenders, with the consent of the Company (which consent shall not be unreasonably withheld or delayed), shall have the right to appoint a successor Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after either the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint its successor. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder, the provisions of this
Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

                                  ARTICLE XII
                                 MISCELLANEOUS

     SECTION 12.01 WAIVER. No failure on the part of any Agent or any Lender to exercise, no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Security Instrument shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Agreement or any Security Instrument shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     SECTION 12.02 NOTICES. All notices and other communications provided for herein and in the other Security Instruments (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Security Instruments) shall be given or made by telecopy, telegraph, cable or in writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     SECTION 12.03 PAYMENT OF EXPENSES, INDEMNITIES, ETC. The Company agrees to:

     (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the

Lenders with respect thereto) of, and in connection with the negotiation, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement, the Notes and the other Security Instruments and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and in the case of enforcement for any of the Lenders); and promptly reimburse each Agent or Lender for all amounts expended, advanced or incurred by such Agent or Lender to satisfy any obligation of the Company or the Guarantors under this Agreement or any Security Instrument; and

     (b) pay and hold each of the Agents and the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each Agent and Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and

     (c) indemnify the Agents and each Lender, their officers, directors, employees, representatives, agents and Affiliates (collectively, the "Indemnified Parties") from, hold each of them harmless against, promptly upon demand pay or reimburse each of them for, and refrain from creating or asserting against any of them, any and all Indemnity Matters of any kind or nature whatsoever which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) offsets, reductions, rebatements or other claims, counterclaims or defenses of any nature whatsoever (including, without limitation, claims of usury) of United Meridian or any of its Subsidiaries, including the Company, or any other Person, whether in tort or in contract, fixed or contingent, in law or in equity, known or unknown, whether now existing or hereafter arising, in connection with other lenders whose Debt may be refinanced with any proceeds of the Loans (in their capacity as lenders or as agent for the lenders in connection with the loan documents executed in connection with such refinanced Debt and not otherwise), the loan documents executed in connection with such refinanced Debt or any actions or relationships relating to any of the foregoing, (ii) any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit or (iii) any other aspect of this Agreement, the Notes and the other Security Instruments, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim, but excluding herefrom all Indemnity Matters arising solely by reason of claims among Indemnified Parties and their shareholders.

     (d) indemnify and hold each Agent and Lender, its officers, directors, employees, representatives, agents and Affiliates harmless against, and promptly to pay on demand or reimburse each of them with respect to, any and all Indemnity Matters of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related to
(i) the breach of any representation or warranty as set forth herein regarding Environmental Laws, or (ii) the failure of United Meridian or any of its Subsidiaries, including the Company, to perform any obligation herein required to be performed pursuant to Environmental Laws.

     (e) In the case of any indemnification hereunder, the Agent or Lender seeking indemnification, as appropriate shall give notice to the Company of any such claim or demand being made against the Indemnified Party; and the Company shall have the non-exclusive right to join in the defense against any such claim or demand.

     (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE INDEMNIFIED PARTY. IN ADDITION, THE FOREGOING INDEMNITIES EXCLUDE ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS AMONG INDEMNIFIED PARTIES AND THEIR SHAREHOLDERS.

     (g) The Company's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

     (h) The Company shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Company of notice of the amount due.

     SECTION 12.04 AMENDMENTS, ETC. Subject to the terms of the Intercreditor Agreement, any provision of this Agreement or any other Security Instruments may be amended, modified or waived with the Required Lenders' consent; provided that no amendment, modification or waiver which amends, modifies or waives the definition of "Required Lenders", this Section 12.04, any provision in Section 2.03, extends the maturity of the Loans, modifies the definition of Applicable Margin or reduces the interest rate (other than as a result of waiving the applicability of any post-Default increases in such rates), modifies the payment dates for payments of either principal or interest on any Loan, modifies any fees payable hereunder, increases the Borrowing Base, releases all or substantially all of the collateral (except as expressly provided in the Security Instruments) or releases any Guarantor shall be effective without consent of all Lenders and Canadian Lenders. Without limitation of the foregoing, no amendment, modification or waiver which modifies the rights, duties or obligations or fees of any Agent shall be effective without the consent of such Agent.

     SECTION 12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 12.06  ASSIGNMENTS AND PARTICIPATIONS.

     (a) The Company may not assign its rights or obligations hereunder, under the Notes or under any Letter of Credit Agreement without the prior consent of all of the Lenders and the Administrative Agent.

     (b) Each Lender may, upon the written consent of the Company which consent shall not be unreasonably withheld or delayed, assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit G (an "Assignment and Acceptance"); provided that (i) any such assignment shall be in the aggregate amount of at least $10,000,000 or such lesser amount to which the Company has consented, and (ii) the assignee shall pay to the Administrative Agent a processing and recordation fee of $2,500; provided that such fee shall not be payable in conjunction with any assignments occurring within 30 days of the Effective Date. Any such assignment will become effective upon the issuance by the Administrative Agent of a letter of acknowledgment reflecting such assignment and the resultant effects thereof on the Commitments of the assignor and assignee, and the principal amount outstanding of the Conventional Loans owed to the assignor and assignee, the Administrative Agent hereby agreeing to effect such issuance no later than five
(5) Business Days after its receipt of an Assignment and Acceptance executed by all parties thereto. Promptly after receipt of an Assignment and Acceptance executed by all parties thereto, the Administrative Agent shall send to the Company a copy of such executed Assignment and Acceptance. Upon receipt of such executed Assignment and Acceptance, the Company, will, at its own expense, execute and deliver new Conventional Loan Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear on the Administrative Agent's letter of acknowledgment. Upon the effectiveness of any assignment pursuant to this Section, the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Security Instruments. Subject to the terms of Section 12.10 of this Agreement and the Sections referred to therein, the assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder). The Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Company and each of the Lenders. If an assignment is made to a Person which had not previously been a Lender, the Company will promptly execute and deliver to such Lender a Bid Rate Note as described in Section 2.07(b).

     (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this subsection to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement, the Notes or any Security Instrument except to the extent such amendment or waiver would
(x) extend the Termination Date, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans in which such participant is participating, or postpone the payment of any thereof, or (z) release all or substantially all of the collateral (except as expressly provided in the Security Instruments) supporting any of the Commitments or Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation, provided that if such participant has made and complied with the representations contained in Section 5.08, such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender other than amounts paid by reason of such participant's noncompliance with
Section 5.08. In addition, each agreement creating any participation must include agreements by the participant to be bound by the provisions of Section
12.14 and forbidding the transfer, assignment or sub-participation of such participation.

          (d) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Company to file a registration statement with the SEC or to qualify the Loans or any interest therein under the "Blue Sky" laws of any state.

          (e) The Lenders may furnish any information concerning the Company in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree in writing to be bound by the provisions of Section 12.14 hereof.

          (f) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

          SECTION 12.07 INVALIDITY. In the event that any one or more of the provisions contained in the Notes, this Agreement or in any other Security Instrument shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such Note, this Agreement or any other Security Instrument.

          SECTION 12.08 ENTIRE AGREEMENT. The Notes, this Agreement and the other Security Instruments embody the entire agreement and understanding between the Lenders, the Agents, the Company and the Guarantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties.

          SECTION 12.09 REFERENCES. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

          SECTION 12.10 SURVIVAL. The obligations of the Company, each Agent and the Lenders under Sections 5.01, 5.05, 5.06, 12.03 and 12.14 shall survive the repayment of the Loans, the expiration of the Letters of Credit and the termination of the Commitments and any assignment by a Lender of all its Loans or Commitments pursuant to Section 12.06(b).

          SECTION 12.11 CAPTIONS. Captions and section headings appearing herein or any Security Instrument are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement or such Security Instrument.

          SECTION 12.12 COUNTERPARTS. This Agreement and each Security Instrument (other than the Notes) may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement or any such Security Instrument by signing any such counterpart.

          SECTION 12.13  GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (a) THIS AGREEMENT AND THE NOTES (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER SECURITY INSTRUMENTS TO WHICH EITHER UNITED MERIDIAN OR THE COMPANY IS A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, UNITED MERIDIAN AND THE COMPANY EACH HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. UNITED MERIDIAN AND THE COMPANY HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER UNITED MERIDIAN OR THE COMPANY IN ANY COURT OTHERWISE HAVING JURISDICTION.

          (c) United Meridian and the Company hereby irrevocably designate CT Corporation System, located at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of New York in any legal action or proceeding with respect to this Agreement, the Notes or the other Security Instruments to which either United Meridian or the Company is a party. It is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to United Meridian or the Company, as the case may be, at its respective address set forth opposite its signature below, but the failure of such party, as the case may be, to receive such copy shall not affect in any way the service of such process. United Meridian and the Company further irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it, as the case may be, at its said address, such service to become effective 30 days after such mailing.

          (d) Nothing herein shall affect the right of any Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against United Meridian or the Company in any other jurisdiction.

          (e) EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR ANY OTHER SECURITY INSTRUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER SECURITY INSTRUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 12.14 CONFIDENTIALITY. Each Lender and each Agent agree that they will use their best efforts not to disclose without the prior written consent of the Company (other than to their employees, auditors or counsel or to another Lender if the Lender or such Lender's holding or parent company or the Administrative Agent in its sole discretion determines that any such party should have access to such information) any information with respect to United Meridian or any of its Subsidiaries, including the Company, which is furnished pursuant to this Agreement and which is designated by the Company to the Lenders and the Administrative Agent in writing as confidential, provided that any Lender and the Administrative Agent may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or the Administrative Agent or to the Federal Reserve Board, the Federal Deposit Insurance Company, National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender or the Administrative Agent, and
(e) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender, provided that such prospective transferee or participant executes an agreement with the Company containing provisions substantially identical to those contained in this Section.

          SECTION 12.15 INTEREST. It is the intention of the parties hereto that each Agent and Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Agent or Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other

Security Instrument, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Agent or Lender that is contracted for, taken, reserved, charged or received by such Agent or Lender under the Notes, this Agreement or under any of the other aforesaid Security Instruments or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Agent or Lender to the Company); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Agent or Lender to the Company). All sums paid or agreed to be paid to any Agent or Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or Lender, be amortized, prorated, allocated and spread throughout the term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans or other amounts hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Agent or Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or Lender pursuant to this Section 12.15 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or Lender would be less than the amount of interest payable to such Agent or Lender computed at the Highest Lawful Rate applicable to such Agent or Lender, then the amount of interest payable to such Agent or Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or Lender until the total amount of interest payable to such Agent or Lender shall equal the total amount of interest which would have been payable to such Agent Lender if the total amount of interest had been computed without giving effect to this Section 12.15.

          To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Agent or Lender for the purpose of determining the Highest Lawful Rate, each such Agent and Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect.

          SECTION 12.16 EFFECTIVENESS. This Agreement and the Security Instruments shall not be effective until the date (the "Effective Date") that each of them is delivered to the Lenders in the State of New York, accepted by the Lenders in such State, and executed by the Lenders in such State.

          SECTION 12.17 INTERPRETATION OF SECURITY INSTRUMENTS. If in the event of any conflict between the terms of Articles VII, VIII, IX and X of this Agreement and the representations, warranties, covenants and events of default contained in any of the Security Instruments, the terms of Articles VII, VIII, IX and X of this Agreement, as appropriate, shall govern.

          SECTION 12.18 SURVIVAL OF OBLIGATIONS. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent's (held for the benefit of the Agents and the Lenders) Liens, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and United Meridian shall, and shall cause each of the Guarantors and the Company to, take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

          SECTION 12.19 DEBT CHARACTERIZATION FOR INDENTURE PURPOSES. If so designated by United Meridian in its internal records (which designation may be made in its sole and absolute discretion), any Debt incurred hereunder and under the Canadian Credit Agreement and all guarantees thereof shall constitute "Indebtedness" other than "Permitted Indebtedness" (as such terms are defined in the Indenture) for purposes of the Indenture.

          The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 COMPANY:

                                 UMC PETROLEUM CORPORATION


                                 By:____________________________________________
                                    Kevin McMillan, Vice President and Treasurer

                                 1201 Louisiana, Suite 1400
                                 Houston, Texas 77002

                                 Telecopier No.: (713) 653-5024
                                 Telephone No.:  (713) 654-9110
                                 Attention:  Kevin McMillan



                                 GUARANTOR:

                                 UNITED MERIDIAN CORPORATION


                                 By:____________________________________________
                                    Kevin McMillan, Vice President and Treasurer


                                 1201 Louisiana, Suite 1400
                                 Houston, Texas 77002

                                 Telecopier No.: (713) 653-5024
                                 Telephone No.:  (713) 654-9110
                                 Attention: Kevin McMillan

                                 BANQUE PARIBAS



                                 By:_____________________________________
                                    Name:
                                    Title:


                                 By:_____________________________________
                                    Name:
                                    Title:


                                 Base Rate and Eurodollar Lending Office:

                                 1200 Smith Street, Suite 3100
                                 Houston, Texas 77002


                                 Address for Notice:

                                 1200 Smith Street, Suite 3100
                                 Houston, Texas 77002
                                 Attn:  Leah Evans or Pam Clark
                                 Telecopy No:  (713) 659-3832
                                 Telephone No: (713) 659-4811

                                 with copy to:

                                 Banque Paribas
                                 Houston Agency
                                 1200 Smith Street, Suite 3100
                                 Houston, Texas 77002
                                 Attn:  Brian Malone
                                        Vice President
                                 Telecopy:  (713) 659-3832
                                 Telephone: (713) 659-4811

                                 THE CHASE MANHATTAN BANK



                                 By:___________________________
                                 Mary Jo Woodford
                                 Vice President

                                 Lending Office for Base Rate Loans:

                                 The Chase Manhattan Bank
                                 270 Park Avenue
                                 New York, New York 10017

                                 Lending Office for Eurodollar Loans:

                                 The Chase Manhattan Bank
                                 270 Park Avenue
                                 New York, New York 10017

                                 Address for Notices:

                                 The Chase Manhattan Bank
                                 1 Chase Manhattan Plaza
                                 New York, New York 10081
                                 Telecopier No.: (212) 552-5777
                                 Telephone No.:  (212) 552-7684
                                 Attention: Agency Services Group

                                 with a copy to:

                                 Chase Securities Inc.
                                 700 Travis -5 TCBN
                                 Houston, Texas  77002
                                 Telecopier No.:  (713) 216-8870
                                 Telephone No.:  (713) 216-8869
                                 Attention:  Peter Licalzi

                                 NATIONSBANK OF TEXAS, N.A.



                                 By:_________________________
                                 Paul Squires
                                 Senior Vice President

                                 Base Rate and Eurodollar Lending Office:

                                 901 Main Street
                                 Dallas, Texas 75201

                                 Address for Notice:

                                 901 Main Street
                                 Dallas, Texas 75201
                                 Attn: Karen Dumond

                                 Telecopy No:  (214) 508-1285
                                 Telephone No: (214) 508-2513

                                 with copy to:

                                 NationsBank of Texas, N.A.
                                 700 Louisiana, 8th Floor
                                 Houston, Texas   77002
                                 Attn:  Paul Squires
                                        Senior Vice President

                                 Telecopy:  (713) 247-6568
                                 Telephone: (713) 247-6952

                                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                 By:_________________________
                                 Philip W. McNeal
                                 Managing Director

                                 Lending Office for Base Rate Loans and
                                 Eurodollar Loans:

                                 Morgan Guaranty Trust Company
                                   of New York
                                 60 Wall Street
                                 New York, New York 10260

                                 Address for Notices:

                                 Morgan Guaranty Trust Company
                                   of New York
                                 150 William Street, 11th Floor
                                 New York, New York 10038
                                 Telex No.:    177615MGTUT
                                 Telecopier No.:   (212) 619-2156
                                 Telephone No.:   (212) 587-2958
                                 Attention:  Debra Palamara

                                 with a copy to:

                                 Morgan Guaranty Trust Company
                                   of New York
                                 60 Wall Street
                                 New York, New York 10260
                                 Telex No.:    177615MGTUT
                                 Telecopier No.:   (212) 837-5023
                                 Telephone No.:   (212) 648-6985
                                 Attention:  Philip W. McNeal

                                 SOCIETE GENERALE, SOUTHWEST AGENCY



                                 By:______________________________
                                 Richard Erbert
                                 Vice President

                                 Base Rate and Eurodollar Lending Office:

                                 2001 Ross Avenue, Suite 4800
                                 Dallas, Texas  75201

                                 Address for Notice:

                                 2001 Ross Avenue, Suite 4800
                                 Dallas, Texas  75201
                                 Attn:  Administration

                                 Telecopy No:  (214) 754-0171
                                 Telephone No: (214) 979-2792

                                 with copy to:

                                 Societe Generale
                                 1111 Bagby, Suite 2020
                                 Houston, Texas 77002
                                 Attn:  Richard Erbert
                                        Vice President

                                 Telecopy:  (713) 650-0824
                                 Telephone: (713) 759-6318

                                 WELLS FARGO BANK, N.A.



                                 By:________________________
                                 John Fields
                                 Vice President

                                 Base Rate and Eurodollar Lending Office:

                                 420 Montgomery
                                 MAC # 0101-091
                                 San Francisco, California 94104

                                 Address for Notice:

                                 420 Montgomery
                                 MAC # 0101-091
                                 San Francisco, California 94104
                                 Attn:  Joan Nitis

                                 Telecopy No:  (415) 989-4319
                                 Telephone No: (415) 396-4916

                                 with copy to:

                                 Wells Fargo Corporate Services, Inc.
                                 3535 Lincoln Plaza
                                 500 N. Akard
                                 Dallas, Texas 75201
                                 Attn:  John Fields
                                        Vice President

                                 Telecopy:  (214) 740-2815
                                 Telephone: (214) 740-2828

                                 COLORADO NATIONAL BANK



                                 By:____________________________
                                 Name:
                                 Title:


                                 Base Rate and Eurodollar Lending Office:

                                 950 17th Street, Suite 300
                                 Denver, Colorado  80202

                                 Address for Notice:

                                 950 17th Street, Suite 300
                                 Denver, Colorado  80202
                                 Attn:  Paul Jelaco

                                 Telecopy No:  (303) 585-4362
                                 Telephone No: (303) 585-5000

AGENTS:                        THE CHASE MANHATTAN BANK, as Administrative Agent


                               By:_____________________________________________
                                  Mary Jo Woodford
                                  Vice President

                               Address for Notices to Chase as
                               Agent:

                               The Chase Manhattan Bank
                               1 Chase Manhattan Plaza
                               8th Floor
                               New York, New York 10081
                               Telecopier No.: (212) 552-5777
                               Telephone No.:  (212) 552-7684
                               Attention: Agency Services Group


                               MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Syndication Agent



                               By:_____________________________________________
                                  Philip W. McNeal
                                  Managing Director

                               Address for Notices for Morgan as Syndication
                                Agent:

                               Morgan Guaranty Trust Company
                                of New York
                               150 William Street, 11th Floor
                               New York, New York 10038
                               Telex No.:    177615MGTUT
                               Telecopier No.:   (212) 619-2156
                               Telephone No.:   (212) 587-2958
                               Attention:  Debra Palamara

                                 NATIONSBANK OF TEXAS, N.A., as Documentation
                                 Agent



                                 By:____________________________________________
                                        Paul Squires
                                        Senior Vice President

                                 Address for Notice:

                                 NationsBank of Texas, N.A., as Documentation
                                 Agent
                                 700 Louisiana, 8th Floor
                                 Houston, Texas   77002
                                 Attn:  Paul Squires
                                        Senior Vice President

                                 Telecopy:  (713) 247-6568
                                 Telephone: (713) 247-6952



                                 SOCIETE GENERALE, SOUTHWEST AGENCY, as
                                 Documentation Agent



                                 By:____________________________________________
                                        Richard Erbert
                                        Vice President

                                 Address for Notice:

                                 Societe General, Southwest Agency, as
                                 Documentation Agent
                                 1111 Bagby, Suite 2020
                                 Houston, Texas 77002
                                 Attn:  Richard Erbert
                                        Vice President

                                 Telecopy:  (713) 650-0824
                                 Telephone: (713) 759-6318

                                 BANQUE PARIBAS, as Co-Agent



                                 By:____________________________________________
                                    Name:
                                    Title:


                                 By:____________________________________________
                                    Name:
                                    Title:

                                 Address for Notice:

                                 Banque Paribas, Houston Agency
                                 1200 Smith Street, Suite 3100
                                 Houston, Texas 77002
                                 Attn:  Brian Malone, Vice President
                                 Telecopy:  (713) 659-3832
                                 Telephone: (713) 659-4811



                                 WELLS FARGO BANK, N.A., as Co-Agent



                                 By:____________________________________________
                                        John Fields
                                        Vice President

                                 Address for Notice:

                                 Wells Fargo Corporate Services, Inc.
                                 3535 Lincoln Plaza
                                 500 N. Akard
                                 Dallas, Texas 75201
                                 Attn:  John Fields, Vice President

                                 Telecopy:  (214) 740-2815
                                 Telephone: (214) 740-2828

                                 COLORADO NATIONAL BANK, as Co-Agent



                                 By:________________________________
                                 Name:
                                 Title:

                                 Address for Notice:

                                 Colorado National Bank
                                 950 17th Street, Suite 300
                                 Denver, Colorado  80202
                                 Attn:  Paul Jelaco

                                 Telecopy No:  (303) 585-4362
                                 Telephone No: (303) 585-5000